UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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ARROW ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OUR 2020 ANNUAL MEETING AND PROXY STATEMENT	Wednesday, May 13, 2020 at 8:00 a.m. MT Hilton Denver Inverness 200 Inverness Drive West Englewood, Colorado 80112

April 1, 2020

Dear Shareholder:

You are invited to Arrow Electronics, Inc.’s (“Arrow” or “Company”) Annual Meeting of Shareholders (“Annual Meeting”) on Wednesday, May 13, 2020. The formal notice of the Annual Meeting and the Proxy Statement soliciting your vote at the Annual Meeting appear on the following pages.

The matters scheduled to be considered at the Annual Meeting are:		Arrow’s Board suggests following its recommended vote on each proposal as being in the best interests of Arrow, and urges you to read the Proxy Statement carefully before you vote.
>	the election of the Board of Directors (“Board”);
>	the ratification of the selection of the independent registered public accounting firm; and
>	the holding of an advisory vote on named executive officer compensation.
These matters are discussed more fully in the Proxy Statement.

Under the rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders online rather than mailing printed copies to each shareholder. Accordingly, you will not receive a printed copy of the proxy materials unless you request one. The Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting (“Notice”) includes instructions on how to access and review the materials, and how to access your proxy card and vote online. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Please make sure you vote whether or not you plan to attend the Annual Meeting. You can cast your vote in person at the Annual Meeting, online by following the instructions on either the proxy card or the Notice, by telephone, or, if you received paper copies of our proxy materials, by mailing your proxy card in the postage-paid return envelope.

Sincerely yours,

Michael J. Long Chairman of the Board

WHEN:

Wednesday, May 13, 2020
8:00 a.m. MT

WHERE:

Hilton Denver Inverness
200 Inverness Drive West
Englewood, Colorado 80112

AGENDA:

1. Elect the directors for the ensuing year.

2. Ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

3. Hold an advisory vote on named executive officer compensation.

4. Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 1, 2020

You are invited to Arrow’s Annual Meeting on Wednesday, May 13. Only shareholders of record at the close of business on March 16, 2020 are entitled to notice of and to vote at the Annual Meeting.

Shareholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. The Notice and the proxy card have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the annual meeting.

Shareholders may revoke a proxy (change or withdraw their votes) at any time prior to the Annual Meeting by following the instructions in the Proxy Statement.

You may request a printed copy of the proxy materials and Arrow’s Annual Report by calling 1-800-579-1639, sending an e-mail to investor@arrow.com, or visiting the following website:    www.arrow.com/annualreport2019.

The proxy materials and Arrow’s 2019 Annual Report (which is not a part of the proxy soliciting material) will be available through www.proxyvote.com on or about April 1, 2020, at www.arrow.com/annualreport2019.

* We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and the concerns and responses of our shareholders and federal, state and local governments. We are planning for the possibility that the Annual Meeting may only allow participation by means of remote communication. If we take this step, we will publicly announce our determination in a press release available at investor.arrow.com/news as soon as practicable before the meeting.

By Order of the Board of Directors,

Lily Y. Hughes Senior Vice President Chief Legal Officer and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 13, 2020

ARROW ELECTRONICS, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 13, 2020

2020 ANNUAL
PROXY STATEMENT

PROXY STATEMENT

In Connection with the 2020 Annual Meeting

THE PURPOSE OF THIS STATEMENT

The Board of Arrow, a New York corporation, is furnishing this Proxy Statement to shareholders of record to solicit proxies to be voted at the 2020 Annual Meeting. By returning a completed proxy card, or voting by telephone or internet, you are giving instructions on how your shares are to be voted at the Annual Meeting. The Proxy Statement is available through www.proxyvote.com.

VOTING INSTRUCTIONS

Invitation to the Annual Meeting

Shareholders of record at the close of business on March 16, 2020 are invited to attend the 2020 Annual Meeting on Wednesday, May 13, 2020, beginning at 8:00 a.m. MT.

The Annual Meeting will be held at:

Hilton Denver Inverness
200 Inverness Drive West
Englewood, Colorado 80112

Please vote your shares by telephone or online, or if you received printed copies of the proxy materials, complete, sign, and date your proxy card and return it promptly in the postage-paid return envelope provided. You are urged to vote at your earliest convenience, whether or not you plan to attend the Annual Meeting.

If shares are held in “street name” (that is, in the name of a bank, broker, or other holder of record), such holder should receive instructions from the record shareholder that must be followed in order for such shares to be voted (including at the Annual Meeting). Internet and/or telephone voting will also be offered to shareholders owning shares through most banks and brokers.

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares “FOR” all of the nominees for director named in this Proxy Statement, “FOR” the ratification of the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm, and “FOR” approval of the named executive officer compensation as described in the Compensation Discussion and Analysis.

As part of our precautions regarding the coronavirus (COVID-19), we are planning for the possibility that the Annual Meeting may only allow participation by means of remote communication. If we take this step, we will publicly announce our determination in a press release available at investor.arrow.com/news as soon as practicable before the meeting.

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2020 ANNUAL
PROXY STATEMENT

SHAREHOLDERS ENTITLED TO VOTE

Only shareholders of record of Arrow’s common stock at the close of business on March 16, 2020 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 78,667,828 shares of Arrow common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The presence in person or by proxy of a majority of the shares entitled to vote at the Annual Meeting shall constitute a quorum.

For those who hold shares as a participant in Arrow’s 401(k) Plan, the shareholder has the right to direct Vanguard Fiduciary Trust Company (“Vanguard”), who is the holder of record, how to vote the shares of common stock credited to the participant’s account at the Annual Meeting. If voting instructions for the shares of common stock in the 401(k) Plan are not received, those shares will be voted by Vanguard in the same proportions as the shares for which voting instructions were received from other participants in the 401(k) Plan. Voting (including any revocations) by 401(k) Plan participants will close at 11:59 p.m. Eastern time on May 10, 2020.  Vanguard will then vote all shares of common stock held in the 401(k) Plan by the established deadline. For all other shareholders, voting (including any revocations) will close at 11:59 p.m. Eastern time on May 12, 2020.

REVOCATION OF PROXIES

The person giving a proxy may revoke it at any time prior to the time it is voted at the Annual Meeting by giving written notice to Arrow’s Corporate Secretary, Lily Y. Hughes, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112. If the proxy was given by telephone or internet, it may be revoked in the same manner. You may also revoke your proxy by attending the Annual Meeting and voting in person. If your shares are held in “street name,” you must contact the record holder of the shares regarding how to revoke your proxy.

COST OF PROXY SOLICITATION

Arrow pays the cost of soliciting proxies. Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of approximately $25,000, plus expenses. Arrow will supply soliciting materials to the brokers and other nominees holding Arrow common stock in a timely manner so that the brokers and other nominees may send the materials to each beneficial owner. Arrow will reimburse the brokers and other nominees for their expenses in so doing. In addition to this solicitation by mail, the Board, employees, and agents of the Company may solicit proxies in person, by electronic transmission, or by telephone.

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2020 ANNUAL
PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL		BOARD’S VOTING RECOMMENDATION
1	Election of Directors of Arrow for the ensuing year	FOR Each Nominee

2	Ratification of appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2020	FOR

3	Advisory vote on named executive officer compensation	FOR

VOTING YOUR SHARES

Shareholders can vote online, by telephone, by completing and returning the proxy card, or by attending the Annual Meeting. The Notice and the proxy card have detailed instructions for voting, including voting deadlines.

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free number on your proxy card to vote by telephone.	Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.	In Person Cast your vote in person at the Annual Meeting.

Arrow’s Board recommends the approval of all proposals as being in the best interests of Arrow, and urges you to read the Proxy Statement carefully before you vote. Your vote is important regardless of the number of shares you own.

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2020 ANNUAL
PROXY STATEMENT

CERTAIN SHAREHOLDERS

HOLDERS OF MORE THAN 5% OF COMMON STOCK

The following table sets forth certain information with respect to the only shareholders known to the Company to own beneficially more than 5% of the outstanding common stock of Arrow as of March 16, 2020.

Name and Address	Number of Shares	Percent of
of Beneficial Owner	Beneficially Owned	Class
BlackRock Inc. (1)
55 East 52nd Street
New York, New York 10055	8,624,758	11.0%
The Vanguard Group (2)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	7,861,484	10.0%

(1)

Based upon a Schedule 13G filed with the SEC on February 4, 2020, BlackRock Inc., a parent holding company, has sole voting power with respect to 7,856,573 shares and sole dispositive power with respect to all shares.

(2)

Based upon a Schedule 13G filed with the SEC on February 12, 2020, The Vanguard Group, a registered investment adviser, has shared voting power with respect to 19,255 shares, shared dispositive power with respect to 72,343 shares, sole dispositive power with respect to 7,789,141 shares, and sole voting power with respect to 69,288 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 31,196 shares as a result of it serving as an investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., another wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 76,878 shares as a result of it serving as an investment manager of Australian investment offerings.

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2020 ANNUAL
PROXY STATEMENT

SHAREHOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of March 16, 2020, the beneficial ownership of the Company’s common stock for each director, each of the “Named Executive Officers” (the Chief Executive Officer, the Chief Financial Officer, and each of the other three most highly compensated executive officers of the Company, referred to as “NEOs”), and other executive officers who file Section 16(a) reports.

Shares of Common Stock Beneficially Owned
	Currently	Common	Acquirable	% of Outstanding
Name	Owned (1)	Stock Units (2)	within 60 Days	Common Stock
Michael J. Long	492,138	—	—	*
Barry W. Perry	—	64,725	—	*
Philip K. Asherman	—	32,786	—	*
Steven H. Gunby	—	6,166	—	*
Gail E. Hamilton	36	23,121	—	*
Richard S. Hill	8,829	28,979	—	*
M. F. (Fran) Keeth	—	40,846	—	*
Andrew C. Kerin	1,984	22,881	—	*
Laurel J. Krzeminski	—	2,595	—	*
Stephen C. Patrick	—	51,992	—	*
Christopher D. Stansbury	31,823	—	—	*
Sean J. Kerins	97,458	—	—	*
Andrew D. King	80,101	—	—	*
Lily Y. Hughes	—	—	—	*
Total Directors’ and Executive Officers’ Beneficial Ownership as a Group (19 individuals)	971,727	274,091	708	1.6%

*Represents holdings of less than 1%.

(1)	Includes vested stock options granted under the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, as amended (“Omnibus Incentive Plan”), as well as shares owned independently.
(2)	Includes common stock units deferred by non-management directors and restricted stock units granted under the Omnibus Incentive Plan.

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2020 ANNUAL
PROXY STATEMENT

PROXY STATEMENT HIGHLIGHTS

COMPANY OVERVIEW

Arrow Electronics, Inc. is a global technology solutions and services provider. The Company has one of the world’s broadest portfolios of product offerings available from leading electronic components and enterprise computing solutions suppliers, coupled with a range of services, solutions, and tools that help industrial and commercial customers introduce innovative products, reduce time to market, and enhance overall competitiveness.

Arrow believes that economic success comes from more than just financial growth. As technology’s benefit reaches more people, so expands Arrow’s addressable market, promoting a healthy, cyclical economy. Named to Fortune's “World’s Most Admired Companies” list for 2020, Arrow tops the “Wholesalers: Electronics and Office Equipment” category for the seventh consecutive year.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE FRAMEWORK

Arrow’s Corporate Social Responsibility program guides today’s innovators to a better tomorrow. Purposeful community engagement contributes to employee health and wellbeing, resulting in a stronger company.

Arrow is committed to responsible corporate governance, which promotes the long-term interests of its shareholders and strengthens board and management accountability.

Innovation “We believe the power of innovation makes life better, not just for the few, but for the many.” ─ Mike Long Chairman and CEO

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2020 ANNUAL
PROXY STATEMENT

SOCIAL RESPONSIBILITY HIGHLIGHTs

Arrow’s corporate social responsibility approach establishes initiatives and alliances around the belief that technology can improve people’s lives, and the benefits of innovation should be for the many, not the few. The Company collaborates with innovators who share its commitment to making the world a better place with technology. Arrow helps them navigate a complex world, developing practical solutions that make people’s lives more fulfilling and productive. In doing so, Arrow does more than extend technology’s influence and strengthen its reputation as an industry leader. Arrow becomes part of the humanitarian solution.

Innovating Lives	Innovating Talent	Innovating Community

Half of the world’s population is now online. This connectivity means that more people are empowered. However, those without access to technology risk falling further behind. At this significant moment, Arrow is helping make life better with technology and the trans-formative power of innovation.

In 2019, Arrow and nonprofit We Care Solar won an Edison Award for Solar Suitcase 3.0, a portable solar-powered battery unit that can bring electricity to remote, off-grid medical clinics all night long, saving the lives of mothers and babies who might otherwise die during childbirth.

People are the momentum behind every innovation, and it takes a village to bring new technologies to life. Arrow’s inclusive, global community of engineers, experts and vision-aries from all backgrounds brings diverse expertise to each customer problem, offering guidance on the path between possible and practical.

In 2019, Arrow continued to grow its early career talent pipeline by partnering with 80+ universities around the world to attract 155 students and graduates. Arrow’s internship programs have earned Arrow the reputation as a destination to start one’s career.

Arrow shares resources and expertise with a variety of organizations in order to guide innovation and foster opportunity in the communities where its employees live and work.

In 2019, Arrow partnered with the Colorado Smart Cities Alliance to launch the Colorado Open Lab at its global headquarters. The Open Lab is designed to accelerate the development of new technology solutions through statewide and cross-sector collaboration.

The Arrow Open Lab concept was started in Hong Kong in 2016, where it had 1,500 customer engagements over three years.

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2020 ANNUAL
PROXY STATEMENT

COMMITMENT TO COMPANY DIVERSITy

Innovation is a collective endeavor. As technologies become more layered and complex, innovators know they cannot go it alone. Up front, Arrow’s customers are attracted to the company’s deep capabilities and broad services. But they soon discover that the greatest value is in the team behind it all — an equally deep and broad group of professionals who understand their problems from numerous perspectives and curate forward-looking, comprehensive solutions.

In the last two years, Arrow’s commitment to high levels of inclusion and diversity has further intensified as evidenced by the significant increase in racial and ethnic diversity in the U.S. and women employed globally.

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2020 ANNUAL
PROXY STATEMENT

LIFE AT ARROW: THE EMPLOYEE EXPERIENCe

Arrow’s Chief Human Resources Officer regularly provides updates to the Board on the talent strategy which guides the Company’s efforts to attract, develop, and retain an innovative workforce. Arrow’s five-year talent strategy emphasizes employees as career customers who grow their career capital through knowledge, skills, and abilities acquired in the course of their work. As employee career equity grows at Arrow so, too, does Arrow’s return on talent investments. At Arrow, the focus is moving the employee experience forward.

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2020 ANNUAL
PROXY STATEMENT

CORPORATE GOVERNANCE HIGHLIGHTs

The Company believes that good corporate governance is key to achieving long-term shareholder value. The following table highlights Arrow’s corporate governance practices and policies:

•Annual election of directors •90% independent directors •Lead independent director •Ongoing succession planning for CEO, executives, and directors	•Over 90% approval of say-on-pay in 2019 •Annual board self-assessments •Director resignation policy •Active shareholder engagements

Snapshot of Director Nominees

Below is a snapshot of the expected composition of Arrow’s Board of Directors immediately following the 2020 Annual Meeting, assuming the election of the nominees named in the proxy statement.

Skill/Experience	Nominees
CEO Experience	7
“Financial Expert” for Regulatory Purposes	3
Risk Management Experience	9
Global Operations Experience	9
Legal and Regulatory Oversight Experience	9
Technology Experience	4
Crisis Management Experience	9
Strategy and M&A Experience	8
Corporate Governance Experience	10

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2020 ANNUAL
PROXY STATEMENT

ENVIRONMENTAL HIGHLIGHTs

Arrow is committed to reducing its environmental footprint. Our approach to environmental management focuses on the operation of our business. This means the use of environmentally friendly technologies, avoidance of emissions, reducing waste and the use of energy saving solutions.

In 2019, Arrow maintains a silver EcoVadis rating for our ESG/Corporate Social Responsibility (“CSR”) achievements globally.

Environmental Management Systems Certifications	Greenhouse Gas (GHG) Emissions Reduction

•  Arrow voluntarily complies with internationally recognized environmental management system industry quality standards. Thus, thirteen of our warehouses are ISO 14001 certified.

•  Arrow sites in Germany and the U.K. are ISO 50001 certified, the international standard for establishing, implementing, maintaining, and improving and energy management system.

•  Arrow’s telepresence initiative through Microsoft Teams reduces the need for travel, which is Arrow’s largest source of carbon emissions.

•  Employees charging their vehicles at Arrow’s electric vehicle charging stations used 42,917 kWh energy, displacing 8,583 gallons of gasoline and reducing greenhouse gas (“GHG”) emissions by 166 metric tons.

Environmental Management

Arrow’s decision in North America to recycle and purchase recycled products benefited the environment in the following ways in 2019:

11,921/582	3,484	2,912	4,167,352	8,107,206	110,356
trees preserved/ planted	cubic yards of landfill space conserved	metric tons of GHG emissions avoided	kilowatt-hours of energy saved	gallons of water conserved	gallons of oil saved

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PROXY STATEMENT

CORPORATE SOCIAL RESPONSIBILITY STORIES

Innovating Lives Arrow SAM Car

Twenty years after an accident left him paralyzed, former IndyCar racer Sam Schmidt is driving again at speeds up to 192 mph. Arrow engineers modified a Chevrolet Corvette to create a semi-autonomous vehicle that he operates safely and independently with head controls. Sensors on a headset connect the driver to infrared cameras that detect his head motions for steering. A sip-and-puff device enables him to accelerate and brake. His voice commands other systems. Arrow makes its driving solution available to the innovation community for broader independent living applications. Says Schmidt: “I thought I would never feel this freedom again.”

Solar Suitcase

Arrow Electronics helped nonprofit We Care Solar improve its groundbreaking Solar Suitcase technology. Worldwide, 300,000 women annually die in childbirth, often because remote health centers lack power. We Care Solar’s portable, rechargeable power unit brings renewable electricity to off-grid medical clinics. Arrow helped the nonprofit create a more affordable and powerful model that is easier to manufacture, install and operate with minimal maintenance. The system now features medical-quality LED lighting, an improved battery charger, headlamps and cell phone charging. Our collaboration received the 2019 Edison Gold Award for Social Innovation.

DigiTruck

Arrow helped social enterprise Close the Gap develop DigiTruck, a fleet of mobile, solar-powered, tech classrooms in emerging tech markets. In 2019, 1,000 DigiTruck students in Kenya were certified in digital literacy, e - commerce skills and electronic waste handling. 60 percent of the students were women. Eight more DigiTrucks operate in Tanzania, South Africa and northern Europe. Arrow and Close the Gap also sponsor the semi-annual LEAP-2 competition for innovators to develop technology solutions to community problems. In 2019, 12 African entrepreneurs received LEAP-2 seed funding and mentorship.

Human Rights Campaign

For the second year in a row, Arrow received a perfect score of 100 percent on the Human Rights Campaign Foundation’s 2020 Corporate Equality Index and was designated a “Best Place to Work for LGBTQ Equality.” The Corporate Equality Index is the nation’s top benchmarking survey and report measuring corporate policies and practices related to the LGBTQ+ workplace, including non-discrimination policies, employment benefits, demonstrated competency and accountability around LGBTQ diversity and inclusion, public commitment to LGBTQ equality, and responsible citizenship.

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2020 ANNUAL
PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

Each nominee for election as a member of the Board is to be elected to hold office until the next Annual Meeting.

Except for Mr. Willian F. Austen,  all nominees identified below are current members of the Board. They have been recommended for re-election to the Board by the Corporate Governance Committee and approved and nominated for re-election by the Board. In accordance with the Company’s amended corporate bylaws (“bylaws”), the ten nominees receiving a plurality of votes cast at the Annual Meeting will be elected directors, subject to the Director Resignation Policy described below.

An uncontested election of directors is not considered “routine” under the New York Stock Exchange rules. As a result, if a shareholder holds shares in “street name” through a broker or other nominee, the broker or nominee is not permitted to exercise voting discretion with respect to this proposal. For this reason, if a shareholder does not give his or her broker or nominee specific instructions, the shareholder’s shares will not be voted on this proposal. If you vote to “abstain,” your shares will be counted as present at the meeting, and your abstention will have the effect of a vote against the proposal.

BOARD MEMBERSHIP REQUIREMENTS

In accordance with the Company’s corporate governance guidelines, members of the Board should have the following skills and abilities:

>the education, business experience, and current insight necessary to understand the Company’s business;

>    the ability to evaluate and oversee direction, performance, and guidance for the success of the enterprise;

>    the ability to represent the interests of the Company’s shareholders while being attuned to the needs of the Company’s employees, community in which it operates, and other stakeholders;

>    independence and strength of conviction coupled with the ability to leave personal prejudice behind so as to be open to other points of view;

>    the willingness and ability to objectively and constructively appraise the performance of executive management and, when necessary, recommend appropriate changes; and

>    all other criteria established by the Board from time to time, including functional skills, corporate leadership, diversity, international experience, or other attributes which will contribute to the development and expansion of the Board’s knowledge and capabilities.

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2020 ANNUAL
PROXY STATEMENT

BOARD EVALUATION, NOMINATIONS, AND SUCCESSION

During the Company’s annual Board evaluation and nomination process, the Corporate Governance Committee evaluates the Company’s directors in light of current needs of the Board and the Company. In addition, during the course of the year, the Corporate Governance Committee discusses Board succession and reviews potential candidates. The Corporate Governance Committee has retained a third party to assist in identifying potential nominees.

The Company’s annual process involves assessments at the Board, Board committee, and individual director levels under the direction of the Corporate Governance Committee Chair. This process assists the Board in determining who it should nominate to stand for election based on Company and Board needs. In addition, the Corporate Governance Committee’s Board candidate nomination process includes the continual evaluation of potential new candidates for Board membership, which it takes into consideration when recommending to the Board a slate of nominees for election at each annual meeting of shareholders.

The Corporate Governance Committee considers a number of different factors in evaluating Board candidates, including:

>    diversity-enhancing qualities – age, gender, and diverse backgrounds;

>    core attributes –  independence, high integrity and ethical standards, public company service, understanding or experience with complex public companies or like organizations, and ability to work collegially and collaboratively with other directors and management; and

>    skills – financial literacy, industry experience, operational management experience, senior executive experience, and other expertise that may be important for the Company’s strategies.

The Corporate Governance Committee considers all these relevant attributes of each Board candidate, with the goal of putting forth a diverse slate of candidates with a combination of skills, experience, and personal qualities that will serve the Board and its committees, the Company, and its shareholders well.

DIVERSITY

The Corporate Governance Committee has a thoughtful policy regarding diversity. Whenever the Corporate Governance Committee evaluates a potential candidate, it considers that individual in the context of the composition of the Board as a whole. The Board believes that its membership should reflect diversity in its broadest sense and, consistent with that philosophy, the Board has taken measures to diversify its makeup:

>    All but one of the Company’s director nominees are independent, and they have a broad range of experience in varying fields, including software programming and sales, chemical distribution, business strategy consulting, hospitality services, semiconductor manufacturing, consumer products, and energy.

>    Three of the Company’s directors are women, or 30% of the entire Board.

>    A majority of the Company’s directors hold or have held directorships at other U.S. public companies.

>    Six of the director nominees, in addition to the Company’s Chairman and CEO, have served as chief executive officers, and all have demonstrated superb leadership and intellectual and analytical skills gained from deep experience in management, finance, and corporate governance.

Based on each nominee’s experience, attributes, and skills, which exemplify the sought-after characteristics described above, the Corporate Governance Committee has concluded that each nominee possesses the appropriate qualifications to serve as a director of the Company.

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2020 ANNUAL
PROXY STATEMENT

Barry W. Perry, 73 director since 1999

Mr. Perry has been the Lead Director of the Company since May 2011. He was Chief Executive Officer and Chairman of the Board of Engelhard Corporation, a surface and materials science company, for more than five years prior to his retirement in June 2006. During the past five years, Mr. Perry served as a director of the Albemarle Corporation and Ashland Inc.

While he was Chief Executive Officer of Engelhard Corporation, Mr. Perry established the company’s vision and strategy, selected key management personnel, and evaluated the risks of participating in various markets. Further, his experience as a director of a number of public multinational companies provides him with the skills to objectively and accurately evaluate the financial performance and corporate strategies of a large company.

William F. Austen, 61

Mr. Austen has been President and CEO of Bemis Company, Inc. (“Bemis”), a global manufacturer of flexible packaging products and pressure-sensitive materials, since 2014, and a director until Bemis was acquired by Amcor Limited in 2019. Previously, he served as Bemis’s Executive Vice President and Chief Operating Officer from 2013 to 2014, Group President from 2012 through 2013, and Vice President of Operations from 2004 to 2012. From 2000 to 2004, Mr. Austen served as the President and Chief Executive Officer of Morgan Adhesives Company which, at the time, was a division of Bemis. Prior to joining Bemis, Mr. Austen held various positions at General Electric Company from 1980 until 2000. Mr. Austen is currently a director of Tennant Company.

As President and CEO of Bemis, Mr. Austen gained expertise in global manufacturing and operations, together with experience in international mergers and acquisitions and business integration. The Board believes that Mr. Austen’s experience with building high-performance, cross-functional teams coupled with his engineering background will make him particularly valuable in guiding strategy for the marketing of the Company’s engineering services.

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2020 ANNUAL
PROXY STATEMENT

Steven H. Gunby, 62 director since 2017

Mr. Gunby has been President, Chief Executive Officer, and a director of FTI Consulting, Inc. (“FTI”) since January 2014. Prior to that, he had a 30-year career with The Boston Consulting Group (“BCG”), a leading business strategy consulting services firm. While at BCG, Mr. Gunby’s roles included Global Leader, Transformation, from 2011 to January 2014, and Chairman, North and South America, from 2003 to 2009. At different points in time he also held other major managerial roles in his capacity as a Senior Partner and Managing Director, such as serving as a member of BCG’s Executive Committee.

At FTI, Mr. Gunby’s focus has been turning FTI into a vibrant, profitable growth engine, through operational changes, changes in strategy, and significant changes in culture and leadership. At BCG, Mr. Gunby also focused on transformative growth, helping move the Americas operation from a period of flat headcount growth and diminished profitability to double digit headcount and revenue growth, and substantially higher profit growth. The Board believes that Mr. Gunby’s experience as a President and CEO of an international consulting firm and his proven track record of successes make him a valuable member of the Board.

Gail E. Hamilton, 70 director since 2008

Ms. Hamilton was Executive Vice President of Symantec Corporation (“Symantec”), an infrastructure software and services provider, from March 2000 to January 2005. Previously, she served as the General Manager of the Communications Division of Compaq Computer Corporation and as the General Manager of the Telecom Platform Division for Hewlett-Packard Company. She is currently a director of OpenText Corporation.  Within the past five years, Ms. Hamilton also served as a director of Ixia and Westmoreland Coal Company.

Ms. Hamilton was responsible for designing, manufacturing, and selling electronic systems for more than 20 years. While at Symantec, Ms. Hamilton oversaw the profit and loss and operations of the enterprise and consumer business. In that role, she was also responsible for business planning and helped steer the company through an aggressive acquisition strategy. The Board believes Ms. Hamilton’s experience at Symantec, a leading software company, makes her particularly valuable in providing guidance to Arrow’s Enterprise Computing Solutions business with regard to its direction and strategy.

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Richard S. Hill, 68 director since 2006

Mr. Hill was interim Chief Executive Officer of Symantec Corporation from May 2019 until November 2019. He was Chief Executive Officer and Chairman of the Board of Novellus Systems, Inc., a maker of devices used in the manufacture of advanced integrated circuits, from 2006 until it was acquired by Lam Research Corporation in June 2012. He is currently the Chairman of the Board of Marvell Technology Group Ltd. He is also the Chairman of the Board of Xperi Corporation (formerly Tessera Technologies, Inc.) and served as its interim Chief Executive Officer from April 2013 until May 2013. Mr. Hill is the lead director of Cabot Microelectronics Corporation. Within the past five years, Mr. Hill served as a director of Planar Systems, Inc., Yahoo! Inc., Autodesk, Inc., and Norton Lifelock, Inc. (formerly known as Symantec Corporation), and as Chair and executive committee member of the University of Illinois Foundation.

Mr. Hill has had a broad base of experience as the Chief Executive Officer of Novellus. In that role, he set the strategy by evaluating market risks to determine the ultimate direction of that company. Novellus was in the business of developing, manufacturing, and selling equipment used in the fabrication of integrated circuits. As a result, Mr. Hill has a thorough understanding of the semiconductor market in which Arrow operates. He also has experience in the international marketplace as a result of serving on a number of boards for companies with global operations.

M. F. (Fran) Keeth, 73 director since 2004

Mrs. Keeth was Executive Vice President of Royal Dutch Shell plc and Chief Executive Officer and President of Shell Chemicals Limited, a services company responsible for Royal Dutch Shell’s global petrochemical businesses, from January 2005 to December 2006. She served as Executive Vice President of Customer Fulfillment and Product Business Units for Shell Chemicals Limited from 2001 to 2006 and was President and Chief Executive Officer of Shell Chemical LP, a U.S. petrochemical member of the Royal Dutch/ShellGroup, from July 2001 to July 2006. During the past five years, Mrs. Keeth also served as the lead director of Verizon Communications Inc.

Mrs. Keeth’s knowledge and expertise helped guide the direction, culture, and operational excellence of Shell Chemicals Limited. She held a number of senior financial positions, including Principal Accounting Officer and Controller. As a result of this experience and associated expertise, Mrs. Keeth is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S‑K. In addition to her extensive financial expertise, Mrs. Keeth brings to the Board executive leadership experience as a Chief Executive Officer and a global business perspective from her service as an executive officer of a large multinational company and her service on other public company boards.

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Andrew C. Kerin, 56 director since 2010

Mr. Kerin has been Chief Executive Officer of Towne Park since September 2017. He served as Chief Executive Officer and a director of The Brickman Group, Ltd. from May 2012 until July 2016. Prior to that, he was Executive Vice President, Aramark Corporation and Group President, Global Food, Hospitality and Facility Services, Aramark Corporation from June 2009 until March 2012. He served as Executive Vice President, Aramark Corporation and Group President, North America Food, from 2006 to 2009. In 2004, Mr. Kerin was elected as an executive officer of Aramark Corporation as Senior Vice President and served as President, Aramark Healthcare and Education. Prior thereto, starting in 1995, Mr. Kerin served in a number of management roles within Aramark Corporation. Under his leadership were all of Aramark’s food, hospitality, and facilities businesses, including the management of professional services in healthcare institutions, universities, schools, business locations, entertainment and sports venues, correctional facilities, and hospitality venues.

The Board believes that Mr. Kerin’s extensive experience in the service industry makes him particularly valuable in providing guidance to the Company as it continues to build its services businesses.

Laurel J. Krzeminski, 65 director since 2018

Ms. Krzeminski served as Chief Financial Officer of Granite Construction Incorporated ("Granite Construction"), one of the nation's largest diversified infrastructure providers and construction materials producers from November 2010 until July 2018. In addition, she served as Executive Vice President since December 2015, Senior Vice President from 2013 to 2015, and Vice President from 2008 to 2012. Starting in 2008, she served as Granite Construction’s Corporate Controller and held that position until being appointed interim Chief Financial Officer in 2010. Prior to joining Granite Construction, Ms. Krzeminski worked for The Gillette Company from 1995 to 2007 which was merged into Proctor & Gamble (“P&G”) in 2005, where she held several corporate and operational finance positions that included serving as the Finance Director for the North American business units of P&G’s subsidiaries, Duracell and Braun. Ms. Krzeminski also has a number of years of experience with various other companies and in public accounting with an international accounting firm. Ms. Krzeminski is currently a member of the board of directors of Terracon (a private company) and Limbach Holdings, Inc.

Ms. Krzeminski’s experience as the chief financial officer of a listed company, as well as her in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal controls over financial reporting, and her understanding of audit committee functions are highly valued qualities as a director. Ms. Krzeminski is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S-K.

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Michael J. Long, 61 director since 2008

Mr. Long was appointed Chief Executive Officer of Arrow in May 2009 and Chairman of the Board effective January 2010. He was appointed President (and currently holds this position) and Chief Operating Officer of Arrow in February 2008. He served as Senior Vice President of the Company from January 2006 to February 2008, and, prior thereto, he served as Vice President of the Company for more than five years. He was appointed President, Arrow Global Components in September 2006. Mr. Long served as President, North America and Asia/Pacific Components from January 2006 until September 2006; President, North America from May 2005 to December 2005; and President and Chief Operating Officer of Arrow Enterprise Computing Solutions from 1999 to 2005. Mr. Long also serves as a director of AmerisourceBergen Corporation.

As a result of his numerous years in leadership roles at the Company and in the distribution industry, Mr. Long understands the competitive nature of the business and has an in-depth knowledge of the Company, a strong management background, and broad executive experience.

Stephen C. Patrick, 70 director since 2003

Mr. Patrick was Vice Chairman of Colgate-Palmolive Company, a global consumer products company, from January 2011 until his retirement in March 2011. Prior thereto, he served as the Chief Financial Officer of Colgate-Palmolive for approximately 14 years. In his more than 25 years at Colgate-Palmolive, he held positions as Vice President, Corporate Controller, and Vice President of Finance for Colgate Latin America.

Mr. Patrick’s experience and education make him an expert in financial matters. As the Chief Financial Officer of a successful public company, Mr. Patrick was responsible for assuring that all day-to-day financial transactions were accurately recorded, processed, and reported in all public filings. All of this requires a thorough understanding of finance, treasury, and risk management functions. In addition to his extensive financial expertise, Mr. Patrick brings to the Board executive leadership experience as a chief financial officer of a large multinational company. Mr. Patrick is considered an “audit committee financial expert” as the term is defined in Item 407(d) of Regulation S‑K.

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DIRECTOR RESIGNATION POLICY

The Board has adopted a Director Resignation Policy, which provides that in an uncontested election any director nominee that receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must tender a letter of resignation to the Board within five days of the certification of the shareholder vote. The Corporate Governance Committee must then consider whether to accept or reject the director’s resignation and make a recommendation to the Board. The Board will then consider the resignation within 90 days following the date of the shareholders’ meeting at which the election occurred and then shall publicly disclose its decision. A director whose resignation is under consideration may not participate in any deliberation regarding his or her resignation. The Director Resignation Policy can be found under “Governance Documents” at the “Leadership & Governance” sub-link of the Investors drop-down menu on investor.arrow.com.

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THE BOARD AND ITS COMMITTEES

The Board meets in general sessions with the Chairman of the Board presiding, in meetings limited to non-management directors (which are presided over by the Lead Director), and in various committees. Committee meetings are open to all members of the Board.

Committee memberships and chair assignments are reviewed no less than annually by the Corporate Governance Committee, which makes appointment and chair recommendations to the Board.

The table below reflects committee memberships for calendar year 2019.

Committee
Name	Independent	Audit	Compensation	Corporate Governance
Barry W. Perry	X		M
Philip K. Asherman	X		C
Steven H. Gunby (1)	X	M	M
Gail E. Hamilton	X	M		M
Richard S. Hill (2)	X		M	M
M. F. (Fran) Keeth	X	C
Andrew C. Kerin	X			C
Laurel J. Krzeminski	X	M
Michael J. Long
Stephen C. Patrick	X	M		M
(1)	Mr. Gunby was appointed to the Compensation Committee on July 25, 2019.
(2)

Mr. Hill served as a member of the Compensation Committee and Corporate Governance Committee for part of 2019 but ceased serving on those committees because he was no longer considered independent, as discussed in the section entitled “Independence.”

LEAD DIRECTOR

In accordance with the Company’s corporate governance guidelines, the Board appointed Mr. Perry to serve as the Lead Director. The Lead Director chairs Board meetings when the Chairman is not present. He also chairs the sessions of the non-management directors held in connection with each regularly scheduled Board meeting. The Lead Director serves as a liaison between the Chairman and the independent, non-management directors, and reviews and approves Board agendas and meeting schedules. The Lead Director has the authority to call meetings of the non-management directors. Additionally, as a matter of practice, the Board holds executive sessions chaired by the Lead Director at every in-person Board meeting.

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CHIEF EXECUTIVE OFFICER AND CHAIRMAN POSITIONS

The Company’s CEO currently serves as Chairman of the Board. In his position as CEO, Mr. Long has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives. In his role as Chairman, he sets the strategic priorities for the Board, presides over its meetings, and communicates its findings and guidance to management. The Board believes that the combination of these two roles is the most appropriate structure for the Company at this time because: (i) this structure provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy; (ii) it unifies the Company’s strategy behind a single vision; (iii) the CEO is the most knowledgeable member of the Board regarding risks the Company may be facing and, in his role as Chairman, is able to facilitate the Board’s oversight of such risks; (iv) the structure has a long-standing history of serving the Company’s shareholders well through many economic cycles, business challenges, and succession of multiple leaders; (v) the Company’s current corporate governance processes, including those set forth in the various Board committee charters and corporate governance guidelines, preserve and foster independent communication amongst non-management directors as well as independent evaluations of and discussions with the Company’s senior management, including the Company’s CEO; and (vi) the role of the Lead Director, which fosters better communication among non‑management directors, fortifies the Company’s corporate governance practices, making the separation of the positions of Chairman of the Board and CEO unnecessary at this time.

COMMITTEES

Each of the committees of the Board operates under a charter, copies of which are available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investors drop-down menu on investor.arrow.com.  (As a matter of practice, the Board determined that a director who acts as the chair for a committee will not serve as a member of any other committee.)

Audit Committee

Members	Responsibilities
M. F. (Fran) Keeth, Chair Steven H. Gunby Gail E. Hamilton Laurel J. Krzeminski Stephen C. Patrick

>    reviews and evaluates Arrow’s financial reporting process and other matters including its accounting policies, reporting practices, and internal accounting controls

>    monitors the scope and reviews the results of the audit conducted by Arrow’s independent registered public accounting firm

>    reviews the following with the Corporate Audit Department (which reports to the Audit Committee) and management:

>    the scope of the annual corporate audit plan;

>    the results of the audits carried out by the Corporate Audit Department, including its assessments of the adequacy and effectiveness of disclosure controls and procedures, and internal control over financial reporting; and

>    the sufficiency of the Corporate Audit Department’s resources.

The Board has determined that Mrs. Keeth, Ms. Krzeminski, and Mr. Patrick are qualified as “audit committee financial experts,” as the term is defined in Item 407(d) of Regulation S-K.

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Compensation Committee

Members	Responsibilities
Philip K. Asherman, Chair Steven H. Gunby Richard S. Hill Barry W. Perry

>    develops and reviews Arrow’s executive compensation philosophy

>    implements compensation philosophy through compensation programs and plans to further Arrow’s strategy, drive long-term profit growth, and increase shareholder value

>    reviews and approves the corporate goals and objectives relevant to executive compensation

>    subject to review and ratification by all non-management Board members, reviews and approves the base salary, annual cash incentives, performance and stock-based awards, retirement, and other benefits for the Company’s principal executives

>    reviews the performance of each of the NEOs and the Company as a whole

The Compensation Committee may delegate authority from time to time to a subcommittee of one or more members of the Compensation Committee or to the CEO, if and when the Committee deems appropriate and in accordance with applicable rules and regulations. In 2019, the Compensation Committee directly engaged Pearl Meyer & Partners (“Pearl Meyer”) as a consultant to examine and report to the Compensation Committee on best practices in the alignment of compensation programs for the CEO and other members of senior management by providing competitive benchmarking data, analyses, and recommendations with regard to plan design and target compensation. In addition, Pearl Meyer provides guidance to the Corporate Governance Committee regarding non-management director compensation. Pearl Meyer does not provide any other services to the Company. These services have not raised any conflicts of interest.

Corporate Governance Committee

Members	Responsibilities
Andrew C. Kerin, Chair Gail E. Hamilton Richard S. Hill Stephen C. Patrick

>    develops the corporate governance guidelines for Arrow

>    makes recommendations with respect to committee assignments and other governance issues

>    evaluates each director before recommending him or her to the Board as nominees for re-election

>    reviews and makes recommendations to the Board regarding the compensation of non-management directors

>    identifies and recommends new candidates for nomination to fill existing or expected director vacancies

The Corporate Governance Committee considers shareholder recommendations of nominees for membership on the Board as well as those recommended by current directors, officers, employees, and others. Such recommendations may be submitted to Arrow’s Corporate Secretary, Lily Y. Hughes, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112, who will forward them to the Corporate Governance Committee. Possible candidates suggested by shareholders are evaluated by the Corporate Governance Committee in the same manner as other possible candidates.

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The Corporate Governance Committee has retained the services of a third-party executive recruitment firm to assist its members in the identification and evaluation of potential nominees for the Board. The Corporate Governance Committee’s initial review of a potential candidate is typically based on any written materials provided to it. The committee then determines whether to interview the nominee. If warranted, the Corporate Governance Committee, the Chairman of the Board and CEO, the Lead Director, and others, as appropriate, interview the potential nominees.

The Corporate Governance Committee’s expectations as to the specific qualities and skills required for directors, including those nominated by shareholders, are set forth in Section 4 of Arrow’s corporate governance guidelines (available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investors drop-down menu on investor.arrow.com).

SUCCESSION PLANNING

The Board takes a proactive approach toward succession planning and talent management. The independent directors meet multiple times a year in executive session to evaluate succession planning for the CEO. The Board also reviews the annual performance of each member of the senior management team as well as succession planning for these executive roles with the CEO. Additionally, the CEO provides meaningful in-person opportunities for the Board to interact with key members of management beyond the Company’s executive officers on no less than a quarterly basis. The Board has a confidential plan to address any unexpected short-term absence of the CEO and other members of the senior management team.

The Board considers diversity as an important factor in the Company’s succession plans and supports management’s efforts to enhance all aspects of diversity throughout the Company. As of January 1, 2020, forty percent of the Company’s executive leadership was diverse based on gender and race/ethnicity.

ENTERPRISE RISK MANAGEMENT

The role of the Board is to promote the best interests of the Company and its shareholders by overseeing the management of Arrow’s business, assets, and affairs, which includes oversight for ESG matters. Management is responsible for the day-to-day analysis and review of the risks facing the Company, including timely identification of risk (including by a company-wide enterprise risk management survey) and risk controls related to significant business activities, and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk. The Board implements its risk oversight responsibilities by having management provide regular briefing and information sessions on the significant risks that the Company faces and how the Company seeks to control those risks when appropriate. In some cases, risk oversight in specific areas is the responsibility of a Board committee, such as: the Audit Committee’s oversight of issues related to internal controls over financial reporting and regulatory compliance; the Corporate Governance Committee’s oversight of the Board’s succession planning and governance; and the Compensation Committee’s oversight of risks related to compensation programs. Arrow’s CEO has the ultimate management authority for enterprise risk management, including responsibility for capability development, risk identification and assessment, and policies and governance, as well as strategies and actions to address enterprise risk.

COMPENSATION RISK ANALYSIS

The Company believes that its executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following features of the Company’s executive incentive compensation program illustrate this point:

>    performance goals and objectives reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure;

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>    annual and long-term incentives provide a defined range of payout opportunities (ranging from 0% to 200% of target for annual cash incentives for the NEOs and 0% to 185% for long-term incentives);

>    total direct compensation (“TDC”) levels are heavily weighted on long-term, equity-based incentive awards that vest over a number of years;

>    equity incentive awards that vest over a number of years are granted annually so executives always have unvested awards that could decrease significantly in value if the business is not managed for the long-term;

>    the Company has executive stock ownership guidelines so that the component of an executive’s personal wealth that is derived from compensation from the Company is tied to the long-term success of the Company; and

>    the Compensation Committee retains negative discretion to adjust compensation based on the quality of Company and individual performance and adherence to the Company’s ethics and compliance programs, among other things.

Based on the above combination of program features, the Company believes that: (i) its executives are encouraged to manage the Company in a prudent manner; and (ii) its incentive programs are not designed in a manner that encourages executives to take risks that are inconsistent with the Company’s best interests.

Further, at the Compensation Committee’s request, in 2019, Pearl Meyer assessed the risks associated with the Company’s short-term and long-term incentive programs, the results of which were discussed by the Compensation Committee in its May 2019 meeting. The Compensation Committee concluded that the overall design of the Company’s compensation programs maintained an appropriate level of risk. Pearl Meyer did not recommend any plan design changes to further mitigate risk exposure.

It is the Company’s opinion that its compensation policies and practices for all employees do not create risks that could have a material adverse effect on the Company. The Company delivers, to its entire employee base in the aggregate, most of its compensation in the form of base salary, with smaller portions delivered in the form of cash incentives and long-term incentives. The Company’s cash incentive compensation plans, which represent the primary variable component of compensation, have been designed to drive performance of employees working in management, sales, and sales-related roles. These plans are typically tied to achievement of sales/financial goals that include maximums designed to prevent “windfall” payouts.

INDEPENDENCE

The Company’s corporate governance guidelines provide that the Board should consist primarily of independent, non-management directors. For a director to be considered independent under the guidelines, the Board must determine that the director does not have any direct or indirect material relationships with the Company. Further, the Board determines whether any director is involved in any activity or interest that conflicts with or might appear to conflict with his or her fiduciary duties. A director must also meet the independence standards in the New York Stock Exchange listing rules, which the Board has adopted as its standard, as set forth in Section 5 of Arrow’s corporate governance guidelines (available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investors drop-down menu on investor.arrow.com).

The Board has determined that all of its directors and nominees, other than Mr. Long, satisfy both the New York Stock Exchange’s independence requirements and the Company’s guidelines. However, Mr. Hill served as interim CEO of Symantec, a supplier of products to the Company, during part of 2019. As a result, Mr. Hill did not meet the requirements for independence and ceased to serve on the Compensation Committee and the Corporate Governance Committee during that time. The Board has also determined that Mr. Hill now meets the independence requirements because he is no longer the interim CEO of Symantec, and reappointed Mr. Hill to serve on the Compensation Committee and the Corporate Governance Committee in February 2020.

As required by the Company’s corporate governance guidelines and the New York Stock Exchange’s listing rules, all members of the Audit, Compensation, and Corporate Governance Committees are independent.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a present or former employee of the Company. Additionally, no member of the Compensation Committee has a relationship that requires disclosure of a Compensation Committee interlock.

Meetings and Attendance

Consistent with the Company’s corporate governance guidelines, it is the practice of the Board for all its non-management directors to meet separately (without Company management present) either prior to or after each regularly scheduled Board meeting, with the Lead Director presiding. In 2019, these non-management director meetings totaled four in number.

During 2019, there were five meetings of the Board, eight meetings of the Audit Committee, four meetings of the Compensation Committee, and five meetings of the Corporate Governance Committee. All the directors attended 75% or more of all of the meetings of the Board and the committees on which they served. The company encourages its directors to be present at the Annual Meeting. For 2019, nine of the ten directors attended the meeting.

DIRECTOR COMPENSATION

The non-management members of the Board (that is, all members except Mr. Long) receive the following fees in cash:

Annual fee	$100,000
Annual fee for service as Corporate Governance Committee Chair	$10,000
Annual fee for service as Compensation Committee Chair	$20,000
Annual fee for service as Audit Committee Chair	$25,000

In addition to the cash fees, each non-management director receives an annual grant of restricted stock units (“RSUs”) valued at $175,000, based on the fair market value of Arrow common stock on the date of grant. Further, the Lead Director receives another annual award of RSUs valued at $30,000 in recognition of the additional responsibilities associated with such position.

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The following table shows the total dollar value of compensation received by all non-management directors in or in respect of 2019.

Non-Management Director Compensation
Name	Fees Earned ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Barry W. Perry	100,000	205,000	—	305,000
Philip K. Asherman	120,000	175,000	—	295,000
Steven H. Gunby	100,000	175,000	—	275,000
Gail E. Hamilton	100,000	175,000	—	275,000
Richard S. Hill	100,000	175,000	—	275,000
M. F. (Fran) Keeth	122,500	175,000	—	297,500
Andrew C. Kerin	110,000	175,000	—	285,000
Laurel J. Krzeminski	93,207	70,875	—	164,082
Stephen C. Patrick	100,000	175,000	—	275,000
(1)

Messrs. Gunby and Kerin and Ms. Krzeminski deferred 100% of their retainers in deferred stock units; and Mr. Perry deferred 50% of his retainer in deferred stock units and 50% of his retainer into the Non-Employee Director Deferred Compensation Plan. Mr. Patrick deferred 25% of his retainer in deferred stock units.

(2)

Amounts shown under the heading “Stock Awards” reflect the grant date fair values of the restricted stock units granted to each director during 2019 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation.

Under the terms of the Non-Employee Director Deferred Compensation Plan, non-management directors may defer the payment of all or a portion of their annual retainers until the end of their service on the Board. Unless a different amount is chosen by the director, 50% of the director’s annual retainer fee is automatically deferred and converted to units of Arrow common stock. The units held by each director are included under the heading “Common Stock Units” in the Shares of Common Stock Beneficially Owned Table. The amounts deferred by each director for 2019, to the extent there are any, are included under the heading “Fees Earned” on the Non-Management Director Compensation Table. All deferrals under the plan will be paid upon separation of service from the Board.

For stock awards outlined in the Non-Management Director Compensation Table, each director is given the option to have his or her RSUs converted to shares one year after grant. Mses. Hamilton and Krzeminski and Messrs. Hill and Kerin have selected that option for their 2019 grants.

STOCK OWNERSHIP BY DIRECTORS

The Board believes that stock ownership by its directors strengthens their commitment to the long-term future of the Company and further aligns their interests with those of the shareholders generally. As a result, the corporate governance guidelines specifically state that directors are expected over time to own beneficial shares of the Company’s common stock having a value of at least three times their annual retainer fee (including shares owned outright, vested shares of restricted stock or RSUs, and common stock units in a deferred compensation account). All directors either own the required number of shares, or in the case of recently appointed directors, are accumulating shares to meet the requirement.

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AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board by overseeing: (i) the Company’s financial statements and internal controls; (ii) the independent registered public accounting firm’s qualifications and independence; and (iii) the performance of the Company’s corporate audit function and of its independent registered public accounting firm.

On the date of the adoption of this Report, the Audit Committee consisted of five directors, all considered independent in accordance with New York Stock Exchange listing standards and other applicable regulations. The Board has determined that committee members Mrs. Keeth, Ms. Krzeminski, and Mr. Patrick are “audit committee financial experts” as defined by the SEC.

Company management has the primary responsibility for the preparation of the financial statements and for the reporting process, including the establishment and maintenance of Arrow’s system of internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and auditing the Company’s internal controls over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm, the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q, and the 2019 Annual Report on Form 10-K. Such reviews included a discussion of critical or significant accounting policies, the reasonableness of significant judgments, the quality (not just the acceptability) of the accounting principles, the reasonableness and clarity of the financial statement disclosures, and such other matters as the independent registered public accounting firm is required to review with the Audit Committee under the standards promulgated by the Public Company Accounting Oversight Board. The Audit Committee also discussed with both management and the Company’s independent registered public accounting firm the design and efficacy of the Company’s internal control over financial reporting.

In addition, the Audit Committee received from and discussed with representatives of the Company’s independent registered public accounting firm the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence) and considered the compatibility of non-audit services rendered to Arrow with the independence of the Company’s independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standards 1301, “Communication with Audit Committee” issued by the Public Company Accounting Oversight Board.

The Audit Committee also discussed with the independent registered public accounting firm and Arrow’s corporate audit group the overall scope and plans for their respective audits. The Audit Committee periodically met with the independent registered public accounting firm, with and without management present, to discuss the results of their work, their evaluations of Arrow’s internal controls, and the overall quality of Arrow’s financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

M. F. (Fran) Keeth, Chair

Steven H. Gunby

Gail E. Hamilton

Laurel J. Krzeminski

Stephen C. Patrick

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PRINCIPAL ACCOUNTING FIRM FEES

The aggregate fees billed by Arrow’s principal accounting firm, Ernst & Young LLP, for auditing the annual financial statements and the Company’s internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and related regulations included in the Annual Report on Form 10‑K, the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q, statutory audits, assistance with and review of documents filed with the SEC, and consultations on certain accounting and reporting matters for each of the last two fiscal years are set forth as “Audit Fees” in the table below.

Also set forth for the last two fiscal years are “Audit-Related Fees.” Such fees are for services rendered in connection with business acquisitions, employee benefit plan audits, and other accounting consultations. “Tax Fees” relate to assistance with tax return preparation, tax audits, and compliance in various tax jurisdictions around the world. “All Other Fees” refer to advice, planning, and consulting other than as set forth above. Ernst & Young LLP did not provide any services to the Company related to financial information systems design or implementation, nor did it provide any personal tax work or other services for any of the Company’s executive officers or members of the Board.

	2019	2018
Audit Fees	$11,387,815	$10,512,543
Audit-Related Fees	46,468	107,075
Tax Fees	1,060,054	5,292,806
All Other Fees	5,785	8,000
Total	$12,500,122	$15,920,424

The amounts in the table above do not include fees charged by Ernst & Young LLP to Marubun/Arrow, a joint venture between the Company and the Marubun Corporation. Audit fees for Marubun/Arrow totaled $498,049 in 2019, and $496,850 in 2018.

Consistent with the Audit Committee charter, audit, audit-related, tax, and other services were approved by the Audit Committee, or by a designated member thereof. The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence.

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PROPOSAL 2: RATIFICATION OF
APPOINTMENT OF AUDITORS

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

Shareholders are asked to ratify the appointment of Ernst & Young LLP as Arrow’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection to our shareholders for ratification. If the shareholders should not ratify Ernst & Young LLP, the Audit Committee will reconsider the appointment. Arrow expects that representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and that they will be available to answer appropriate inquiries raised at the Annual Meeting. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

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PROPOSAL 3: ADVISORY VOTE ON
EXECUTIVE COMPENSATION

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

As required by SEC rules, the Board is asking shareholders to approve the following advisory resolution at the 2020 Annual Meeting:

“RESOLVED that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related tables, notes, and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting.”

The Company holds a say-on-pay vote every year.  Although the vote is not binding, the Compensation Committee values the opinions expressed by the Company’s shareholders and will carefully consider the outcome of the vote when making future compensation decisions for the Company’s NEOs.

Receipt of a majority of the votes cast is required to approve this proposal.  For purposes of determining the number of votes cast with respect to Proposal 3, only those votes cast “FOR” or “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

The Company asks that you review in detail the disclosure contained in this Proxy Statement regarding compensation of the Company’s NEOs (including the Company’s Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany such tables) and indicate your support for the compensation of the Company’s NEOs that is described in this Proxy Statement.

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REPORT OF THE COMPENSATION COMMITTEE

The substantive discussion of the material elements of all of the Company’s executive compensation programs and the determinations by the Compensation Committee with respect to compensation and executive performance for 2019 are contained in the Compensation Discussion and Analysis that follows below. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management representatives responsible for its preparation and the Compensation Committee’s advisors. In reliance on these reviews and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the definitive Proxy Statement on Schedule 14A for Arrow’s 2020 Annual Meeting for filing with the SEC and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Philip K. Asherman, Chair
Steven H. Gunby

Richard S. Hill
Barry W. Perry

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION

This Compensation Discussion and Analysis (“CD&A”) explains the executive compensation program for the Company’s NEOs listed below. The CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to fiscal 2019.

Name	Title
Michael J. Long	Chairman, President, and Chief Executive Officer
Christopher D. Stansbury	Senior Vice President, Chief Financial Officer
Sean J. Kerins	President, Global Enterprise Computing Solutions
Andrew D. King	President, Global Components
Lily Y. Hughes	Senior Vice President, Chief Legal Officer, and Corporate Secretary

EXECUTIVE SUMMARY

2019 Business Strategy and Performance Highlights

The Company guides innovation forward for its customers in the areas of industrial automation, edge computing, cloud computing, smart and connected devices, homes, cities, and transportation. Arrow’s strategy to be the foremost technology solutions provider makes the Company well positioned to take advantage of these opportunities. Through a network of more than 336 locations serving over 90 countries, the Company aggregates disparate sources of electronics components, infrastructure software, and IT hardware to increasingly provide complete solutions for customers on behalf of its suppliers. The Company’s goal is to leave no segments of the market underserved in terms of the products it offers and services it provides. The Company aims to accelerate its customers’ time to market, assure secure and consistent supply chains, and drive growth on behalf of its suppliers.

Financial Performance Achievements

During 2019, the economic backdrop for Arrow’s business was unfavorable. Global components customers in all regions reduced orders and inventory levels. Thanks to the Company’s commitment to solving its customers’ engineering, design and supply chain needs, it produced strong earnings per share and cash flow results. Adjusted non-GAAP earnings per share on a diluted basis totaled $7.55, and cash provided by operating activities totaled an all-time record $858 million for the year.

In 2019, the Company increased the scale of its Asia components business, resulting in all-time record sales of $7.7 billion in the region.  That scale will pull through sales across Arrow’s line card and likely lead to future profit improvement. Enterprise computing solutions delivered operating income growth in 2019, adjusted for changes in foreign currencies, and that growth was aided by newer technologies and non-traditional customers.

By remaining nimble and flexible during the year, the Company believes it is positioned for future reacceleration and improved profitability performance. In 2019, Arrow reduced working capital by 5%, or $279 million, and reduced debt by 15%, or $515 million. The Company remained committed to returning excess cash to

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shareholders by repurchasing 5.3 million shares of common stock for approximately $390 million reducing shares outstanding by 6%.

The Company’s organic investments, strong execution, and financial discipline resulted in 16.1% three-year adjusted earnings per share (“EPS”) growth. This growth was ranked sixth out of the eight companies among Arrow and its Peer Group. Three-year average return on invested capital (“ROIC”) was 2.42% above the three-year weighted average cost of capital (“WACC”). Total shareholder return for the three-year period was 19% compared to 28% for the Peer Group and 30% for the S&P 400 midcap stock index.

The Company believes that a non-GAAP EPS calculation is appropriate in assessing and understanding the company’s operating performance and trends in the Company’s business because it removes financial information outside the Company’s core operating results. As a result, all references to EPS in this Proxy Statement are to non-GAAP EPS.

Strategic Performance Achievements

The Company’s diverse worldwide customer base consists of original equipment manufacturers, value-added resellers, managed service providers, contract manufacturers, and other commercial customers. Investments in key strategic growth areas point to a bright future for the Company. Arrow is helping customers create, make, and manage their products at unprecedented scale. In 2019, the Company served over 175,000 customers, and no customer contributed more than 2% of sales.

The Company endeavors to secure new distribution agreements intended to help maintain its leadership position in the electronic component and information technology solutions markets. These agreements include relationships with semiconductor, passive electromechanical component, information technology hardware and software, and cloud-based solution providers. The Company continues to expand and diversify the products, solutions, and services it can offer. No supplier represented more than 9% of sales in 2019.

Over the past three years, the Company completed five strategic acquisitions to broaden product and service offerings, to further expand geographic reach in the Asia Pacific and Europe regions, and to increase its capabilities to meet the evolving needs of customers and suppliers.

As 2020 begins, the Company is well positioned to drive profit growth and margin expansion as soon as the demand conditions improve. The Company is concluding its cost optimization actions, which have streamlined its organization and have enabled it to quickly adjust to industry corrections and economic conditions. The wind down of the PC and mobility asset disposition business has sharpened the Company’s focus, which remains on the opportunities that will enhance long-term shareholder value.

2019 Say-on-Pay

In 2019, the Company’s executive compensation program for 2018 was submitted to an advisory vote of the shareholders and received the support of approximately 91% of the total votes cast at the Annual Meeting. Based on the high level of approval received from shareholders and the Compensation Committee's determination that the Company’s existing programs were operating properly, the Company made no significant changes to its executive compensation programs in 2019. The Compensation Committee continues to carefully consider any shareholder feedback in its executive compensation decisions.

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Best Compensation Practices and Policies

What We Do		What We Don’t Do
√	Heavy emphasis on variable compensation	×	No guaranteed salary increases
√	All long-term stock unit incentives vest based on performance	×	No “single trigger” change-in-control cash payments
√	Rigorous stock ownership guidelines	×	No tax gross-ups on equity compensation
√	Independent compensation consultant	×	No option backdating or repricing
√	Annual risk assessments	×	No hedging or pledging
√	Minimal perquisites	×	No discretionary incentives

2019 Compensation Actions

The Compensation Committee took several actions in 2019 to ensure market-competitive NEO compensation, emphasizing performance-based compensation programs tied directly to value creation for the Company’s shareholders.

Base Salary

The Compensation Committee targets a competitive positioning of NEO salaries relative to the defined Peer Group, the larger general industry, and individual professional development. Individual and Company or business unit performance are some of the other factors considered in base salary decisions. As such, Messrs. Long, Stansbury, Kerins, and King were provided with salary increases in recognition of record performance in 2018 and sustained Company performance over several years.

Annual Cash Incentives

Annual cash incentives are based on the achievement of two key performance measures: EPS and strategic goals. For 2019, achievement of the Company’s EPS growth goal was 67.86%, while achievement on strategic goals was 100%. This resulted in awards that were 77.5% of target levels for the NEOs.

Long-Term Incentive Program (“LTIP”)

The majority of the compensation delivered to the NEOs continues to be in the form of equity under the LTIP. In 2019, the NEOs were awarded an LTIP grant with a mixture of 50% performance stock units (“PSUs”), 25% RSUs, and 25% stock options. The Compensation Committee believes the use of these equity vehicles creates strong alignment with the Company’s shareholders by linking NEO compensation closely to stock performance and the effective use of capital.

The performance period for the 2017 PSU awards concluded at the end of fiscal year 2019. The Company’s EPS growth relative to its peer companies and efficient use of capital resulted in a payout at 104% of target for these PSUs.

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WHAT GUIDES THE COMPANY’S PROGRAM

As a large global provider of technology solutions operating in a highly competitive market, the Company views its people as critical assets and key drivers of its success. The Company’s executive compensation program is designed to attract,  retain, and motivate talented executives who are capable of successfully leading the Company’s complex global operations and creating shareholder value.

The program is structured to support Arrow’s strategic goals and reinforce high performance with a clear emphasis on accountability and performance-based pay for achievement of established targets. As such, a significant portion of TDC is directly linked to the Company’s short- and long-term performance in the form of cash and equity-based incentive awards. This provides executives with an opportunity to earn above median compensation if the Company delivers desired results or below median when performance targets are not achieved. The portion of pay tied to performance is consistent with Arrow’s executive compensation philosophy and market practices.

The Principal Elements of Pay: Total Direct Compensation

The Company’s compensation philosophy is supported by the following principal elements of pay:

Pay Element	How Paid	What It Does
Base Salary	Cash (Fixed)	Provides a competitive rate relative to comparable jobs at similar companies and enables the Company to attract and retain critical executive talent.
Annual Cash Incentive Awards	Cash (Variable)	Rewards individuals for performance if they attain pre-established financial and strategic targets that are set by the Compensation Committee at the beginning of the year.
Long-Term Incentive Awards	Equity (Variable)	Promotes a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s executives with those of its shareholders.

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Pay Mix

The charts below show the target TDC of the Company’s CEO and other NEOs for fiscal 2019 (rounded to the nearest whole percentages). Annual and long-term incentives play a significant role in the executives’ overall compensation at Arrow. They are essential to linking pay to performance, aligning compensation with organizational strategies and financial goals, and rewarding executives for the creation of shareholder value.

For fiscal 2019, in the aggregate, 83% of the NEOs’ target TDC was variable and tied to corporate performance, measured by EPS, ROIC, WACC, and strategic goals (87% for the Company’s CEO and an average of 78% for the other NEOs).

The following charts reflect the weighted average distribution of the elements of the CEO’s and remaining NEOs’ target TDC based on grant date values. The charts show that, excluding the value of the Supplemental Executive Retirement Plan (“SERP”), 87% of the Company’s CEO’s and 78% of the Company’s NEOs’ target TDC was performance-based, including 57% delivered in the form of Arrow equity to the CEO and NEOs. Tying pay to the Company’s performance reflects the Compensation Committee’s emphasis on “at-risk” compensation and accountability in support of the Company’s strategic goals. The Compensation Committee has weighted the pay components to establish a total compensation package that effectively motivates the Company’s leaders to drive superior performance in a manner that benefits the interests of shareholders but does not encourage excessive risk taking.

CEO	Other NEOs

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The Company’s Decision-Making Process

The Role of the Compensation Committee

The Compensation Committee is comprised of independent, non-management members of the Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, a copy of which is available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investors drop-down menu on investor.arrow.com.

The Compensation Committee is responsible for developing and reviewing Arrow’s executive compensation philosophy. It implements that philosophy through compensation programs and plans designed to further Arrow’s strategy, drive long-term, profitable growth, and increase shareholder value. The Compensation Committee reviews and approves the corporate goals and objectives relevant to executive compensation and, subject to review and ratification by the other non-management members of the Board, reviews and approves the compensation and benefits for the CEO and the Company’s other NEOs. In making its decisions, the Compensation Committee reviews the performance of each of the NEOs and the Company as a whole. It considers the compensation of other Company executives, levels of responsibility, prior experience, breadth of knowledge, and job performance in reviewing target total compensation levels.

The Compensation Committee considers performance reviews prepared by the CEO for his direct reports and conducts its own performance review of the CEO. The Compensation Committee reviews the Company’s performance on the metrics relevant to the execution of its strategy and evaluates the CEO’s performance in light of that execution. For NEOs other than the CEO, the Compensation Committee’s review includes input provided by the CEO. The CEO’s compensation is evaluated in executive session without the CEO present. All decisions regarding NEO compensation are ultimately made by the Compensation Committee (subject to ratification by the Board in the case of the CEO’s compensation).

The Role of Management

Compensation Committee meetings are regularly attended by the Company’s CEO, the Chief Human Resources Officer, the Chief Financial Officer, and the Chief Legal Officer. Each of the management attendees provides the Compensation Committee with his or her specific expertise and the business and financial context necessary to understand and properly target financial and performance metrics. None of the members of management are present during the Compensation Committee’s deliberations regarding their own compensation, but the Company’s independent compensation consultant, Pearl Meyer, may participate in those discussions.

The Role of the Independent Compensation Consultant

The Compensation Committee has selected and engaged Pearl Meyer as its independent compensation consultant to provide the Compensation Committee with expertise on various compensation matters, including competitive practices, market trends, and specific program design. Additionally, Pearl Meyer provides the Compensation Committee with competitive data regarding market compensation levels at the 25th, 50th, and 75th percentiles for total compensation and for each major element of compensation.

Pearl Meyer reports to the Compensation Committee and, other than advising the Corporate Governance Committee on non-management director compensation, does not provide any other services to the Company or its management. The Compensation Committee annually assesses the independence and any potential conflicts of interest of compensation advisors in accordance with applicable law and New York Stock Exchange listing standards. Pearl Meyer’s services have not raised any conflicts of interests between the Compensation Committee, the Corporate Governance Committee, the Company, and Company management.

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The Role of Peer Companies

The Compensation Committee believes targeting TDC around the market median is appropriate, but target TDC levels can range from below to above market based on factors such as experience and performance of the individual and the Company or applicable business unit over time. For the purpose of Arrow’s annual competitive benchmarking study, Pearl Meyer reviews compensation data of the Peer Group, as well as general industry survey data published by third parties. General industry survey data serves as a broader reference point for specific business units where the breadth and relevance of Peer Group data is not as comprehensive as desired, and in cases where the NEO’s position and responsibilities are broader than the typical benchmarks.

The Compensation Committee evaluates the appropriateness of each NEO’s compensation based on factors such as Company and business unit performance, job scope, individual performance, and time in position.  To the extent the Compensation Committee deems that the compensation level associated with an NEO’s position versus the market is not aligned with the relevant factors, the Compensation Committee may choose to modify one or more of the NEO’s compensation components.

The Compensation Committee, with input from its independent compensation consultant, annually reviews and approves the compensation Peer Group to ensure it continues to meet the Company’s objectives. At the Compensation Committee’s request, Pearl Meyer conducted a comprehensive review of the Peer Group in 2019. The Peer Group companies reflect a combination of direct and broader industry peers and are as follows:

Peer Group
Anixter International Inc.
Avnet, Inc.
Celestica Inc.
Flex, Ltd.
Jabil, Inc.
Tech Data Corporation
WESCO International, Inc.

Overall Peer Group Data (Millions)
Percentile	Revenue (1)	Market Cap
25th	8,359	2,500
50th	18,545	4,377
75th	26,282	6,328
Arrow	28,917	6,916
Percentile Rank	88%	99%
(1) Trailing Twelve Months

The Compensation Committee also reviews other benchmarking data when deemed necessary and appropriate. This data can cover a variety of areas such as equity vesting practices, the prevalence of performance metrics among peer companies, types of equity vehicles used by peer companies, severance practices, equity burn rates, and any other market data the Compensation Committee believes it needs to consider when evaluating the Company’s executive compensation program.

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THE 2019 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

This section of the CD&A provides details about the three principal elements of pay ― base salary, annual cash incentive awards, and long-term incentive awards. Arrow’s pay-for-performance focus is evident in the substantially greater weight given to incentive-based compensation compared to fixed compensation.

Base Salary

In making base salary decisions, the Compensation Committee considers the independent compensation consultant’s guidance, CEO’s recommendations, each NEO’s position, and level of responsibility within the Company, as well as a number of other factors, including:

>    Individual performance;

>    Company or business unit performance;

>    Job responsibilities;

>    Time in role;

>    Relevant benchmarking data; and

>    Internal budget guidelines.

Subject to ratification by the Board, the CEO’s base salary is determined by the Compensation Committee in executive session based on its evaluation of his individual performance, the Company’s performance, and relevant benchmarking data. The Compensation Committee, in consultation with its independent compensation consultant, met in December 2018 to conduct its annual review of base salaries and determined the appropriate annual base salary rate for each then current NEO. The base salary for Ms. Hughes was established by the Compensation Committee through the hiring process. These base salaries are shown in the following table:

Name	2018	2019
Michael J. Long	$1,200,000	$1,320,000
Christopher D. Stansbury	$600,000	$700,000
Sean J. Kerins	$550,000	$650,000
Andrew D. King	$525,000	$650,000
Lily Y. Hughes	$—	$475,000

In 2019, Messrs. Long, Stansbury, Kerins, and King received salary increases of 10%, 17%, 18%, and 24%, respectively. These increases were intended to recognize record performance in 2018 and sustained Company performance over several years, and to ensure salaries are competitive and consistent with the performance of the incumbent over time. Ms. Hughes was hired in 2019, and her base salary is aligned to market data and reflective of her limited time with the Company.

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Annual Cash Incentives

The Company’s annual cash incentives, awarded under the Management Incentive Compensation Plan (“MICP”), are designed to reward individuals for performance against pre-established metrics set by the Compensation Committee at the beginning of the year. Each NEO is assigned an annual cash incentive target established based upon the NEO’s level of responsibility, ability to impact overall results and market data. Actual annual cash incentive awards may be higher or lower than market since awards are based on results  against established performance metrics and can range from 0% to 170% of annual cash incentive target.

2019 MICP Performance Objectives and Results

The annual cash incentive for each of the NEOs is based on a combination of financial and strategic goals, weighted at 70% and 30% respectively.

Financial Goals

Each NEO can earn between 0% and 200% based on actual performance against annual, financial targets. For 2019, the financial performance metric was EPS. The Compensation Committee selected EPS to reinforce the Company’s overall profit objectives, based on the rationale that EPS is a primary driver of shareholder value.

Strategic Goals

Each NEO can earn between 0% and 100% based on actual performance against annual, strategic goals. The strategic goals are designed to further the objectives of the Company. For 2019, the strategic performance metric was team strategic goals.

The 2019 annual cash incentive metrics and results against the targets of those metrics were as follows:

	Performance		Achievement		Weighted
Performance Metric	Range		Percentage	Weighting	Achievement %
Arrow EPS	$6.52 - 10.86	(1)	67.86%	70%	47.50%
Strategic Goals	0 - 100%		100.00%	30%	30.00%
Total	—		—	100%	77.50%
(1)

Achievement of each performance metric at target would result in an award of 100% of the annual cash incentive target for such metric and all other payments are interpolated based on the applicable performance range. For example, with respect to the EPS metric, if EPS equals $8.69, the resulting award would be 100% of the annual cash incentive target. Achievement below $6.52 or above $10.86 would result in awards of 0% or 200% of the annual cash incentive target, respectively, on that performance metric.

The Company attained an EPS of $7.76, resulting in an achievement percentage of 67.86% for the 2019 financial performance metric. The NEOs can also earn between 0% and 100% of the 30% strategic performance metric based on the Compensation Committee’s evaluation of performance against established, strategic goals. The strategic goals are specific, measurable, and developed to further the objectives of the Company.

The annual cash incentive for Mr. Long also follows the structure of the Company’s MICP, including financial and strategic performance metrics weighted at 70% and 30% respectively. Mr. Long attained 67.86% achievement on his financial performance metric, EPS. The Compensation Committee tied the 30% strategic performance metric for Mr. Long’s annual cash incentive to team contributions made relative to the Company’s strategic business imperatives. Based on the Compensation Committee’s assessment of Mr. Long’s performance, it awarded him 100% on his strategic metric. This resulted in a total weighted achievement percentage of 77.50% for Mr. Long and an annual cash incentive award of $2,464,500.

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The table below provides a summary of the awards earned for EPS and strategic goal performance by each NEO:

	Target		Strategic
	Cash Incentive		Goal		Total
	Award	EPS Payout	Payout	Total	Payout as %
Name	($)	(70% Weighting)	(30% Weighting)	Payout ($)	of Target
Michael J. Long	3,180,000	67.86%	100.00%	2,464,500	77.50%
Christopher D. Stansbury	700,000	67.86%	100.00%	542,500	77.50%
Sean J. Kerins	650,000	67.86%	100.00%	503,750	77.50%
Andrew D. King (1)	650,000	67.86%	100.00%	253,750	39.04%
Lily Y. Hughes (2)	212,500	67.86%	100.00%	164,688	77.50%
(1)	The Committee reduced Mr. King’s calculated award to reflect performance that was less robust than expected.
(2)	For Ms. Hughes, the Target Cash Incentive Award is prorated based on a hire date of July 1, 2019.

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Long-Term Incentive Awards

Long-term incentive awards are designed to promote a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s NEOs with those of its shareholders. Under the LTIP, awards are expressed in dollars and normally granted annually. The LTIP includes a mix of PSUs, RSUs, and stock options.

PSUs	RSUs	Stock Options

PSUs are rewards for three-year EPS growth relative to Arrow’s Peer Group Companies (weighted at 60%), as adjusted for Arrow’s three-year ROIC in excess of WACC (weighted at 40%).

>     The number of PSUs earned (from 0% to 185% of target number of PSUs granted) is based on the Company’s performance over a three-year period

>     Vesting is contingent upon the Company achieving a net income, as adjusted, greater than zero in the fiscal year of the initial grant

>     PSUs are paid out in shares of Arrow stock at the end of the three-year vesting term

RSUs support retention.

>     RSUs generally vest in four equal annual installments beginning on the first anniversary of the grant

>     Vesting is contingent upon the Company achieving a net income, as adjusted, greater than zero in the fiscal year of the initial grant

>     RSUs are paid out in shares of Arrow stock when vested

Stock Options reward price appreciation and directly link shareholder value creation with executive compensation outcomes.

>     Stock options vest in four equal annual installments beginning on the first anniversary of the grant

>     Exercise price is determined by using the closing price on date of grant

>     Options expire ten years from grant date

Why the Company Uses EPS in Both Short-Term and Long‑Term Incentive Plans

EPS is an important financial performance metric in determining the outcomes of the Company’s annual and long-term incentive awards. The Compensation Committee believes that, even though the formulas and approach for determining annual and long-term incentive awards are different, having EPS as a common focus is in the best interest of shareholders. The Compensation Committee believes this drives shareholder value creation over time. It also allows Arrow to create greater line-of-sight for its NEOs, which facilitates an effective goal-setting process and makes discussions about performance against goals more meaningful for participants.

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2019 Target LTIP Award Opportunities

The Compensation Committee makes LTIP award decisions for executives based on input from the CEO (other than for himself), prior grant history, the Compensation Committee’s assessment of each executive’s contribution, potential contribution, performance during the prior year, peer compensation benchmarking analysis, and the long-term incentive award practices of the Peer Group discussed above.

The Compensation Committee also evaluates the CEO’s performance considering the factors discussed above to determine his annual long-term incentive award. That award and those for the other NEOs for 2019 are set forth below. For more detail, including the expense to the Company associated with each grant, see the Grants of Plan-Based Awards Table.

The Compensation Committee generally makes annual equity grants at the first regularly scheduled Board meeting of the calendar year. Hiring and promotion grants are made at the next regularly scheduled meeting of the Board that follows such an event, and in instances where retention awards or other ad-hoc awards are advisable, grants are made at the appropriate meeting. All stock option grants are made with exercise prices equal to the value of the Company stock on the grant date closing price to ensure participants derive value only as shareholders realize corresponding gains over an extended time period. None of the options granted by the Company, as discussed throughout this Proxy Statement, have been repriced, replaced, or modified in any way since the time of the original grant. The Company’s three-year average burn rate of 1.02% of weighted average basic common shares outstanding reflects its prudent management of equity shares used under its LTIP.

The 2019 LTIP awards were granted as follows:

Name	PSUs	RSUs	Stock Options
Michael J. Long	37,014	18,507	66,148
Christopher D. Stansbury	9,870	4,936	17,638
Sean J. Kerins	9,254	4,626	16,538
Andrew D. King	9,254	4,626	16,538
Lily Y. Hughes (1)	—	27,771	—
(1)	Ms. Hughes’ awards include a one-time, new hire grant of RSUs valued at $2,000,067 (27,771 RSUs) that will vest equally over two years from the grant date.

A Closer Look at PSUs: 2019 Grants

The 2019 PSU awards are tied to Arrow’s three-year (2019-2021) EPS growth as compared to the EPS growth of Arrow’s Peer Group and Arrow’s three-year average ROIC in excess of its three-year WACC. The Compensation Committee chose these performance metrics and the range of payouts in order to reward participants for successfully balancing profit maximization and the efficient use of capital, both key drivers in creating shareholder value.

The EPS metric is weighted at 60%, and the ROIC/WACC metric at 40%. Provided the Company achieves a net income, as adjusted, of greater than zero during the grant year, participants may earn up to 185% of their targeted PSUs based on the matrix below, subject to the individual’s continued employment through the applicable vesting date and any rights provided under the Severance Policy (as defined below) and Participation Agreements (as defined below).

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Performance Payout for 2017 PSU Grants

The table below applies to 2017 PSU grants

3-YEAR ROIC-WACC (40%)	PAYOUT AS PERCENT OF TARGET (1)
3.0%+	80%	95%	119%	137%	146%	152%	164%	185%
1.5%	40%	55%	79%	97%	106%	112%	124%	145%
> 0%	20%	35%	59%	77%	86%	92%	104%	125%
< 0%	0%	15%	39%	57%	66%	72%	84%	105%
	8	7	6	5	4	3	2	1
	EPS RANKING VS. PEERS (60%)
(1)	Payout interpolated between levels.

For the PSUs granted in 2017, the performance period was completed at the end of calendar year 2019, with the payout level approved by the Compensation Committee in February 2020 based on the three-year (2017-2019) results, which include three years of audited financial statements in accordance with GAAP. The Company determined that its EPS growth ranked sixth among the reporting companies. The Company’s average ROIC exceeded its WACC by 2.42% during the same period. As a result, in February 2020, the 2017-2019 PSUs vested at 104% of target levels.

Restricted Stock Units

Grants of RSUs represent 25% of the LTIP value for the NEOs and generally vest in 25% increments on each of the first four anniversaries of the date of grant contingent upon the Company achieving net income, as adjusted, greater than zero during the grant year and subject to the individual’s continued employment through the applicable vesting date. RSUs are intended to provide the NEOs with the economic equivalent of a direct ownership interest in the Company during the vesting period and provide the Company with significant retention security regardless of post-grant share price volatility.

Stock Options

Stock option grants also represent 25% of the LTIP value and vest in 25% increments on each of the first four anniversaries of the date of grant, subject to the individual’s continued employment through the applicable vesting date. The Company grants stock options to provide the NEOs with a strong incentive to drive long-term stock appreciation for the benefit of the Company’s shareholders. Each stock option grant allows the holder to acquire shares of the Company at a fixed exercise price (Arrow’s closing share price on grant date) over a ten-year term, providing value only to the extent that the Company’s share price appreciates during that period.

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OTHER PRACTICES, POLICIES, AND GUIDELINES

Stock Ownership Requirements

The Compensation Committee recognizes the importance of equity ownership by delivering a significant portion of the NEOs’ total compensation in the form of equity. To further align the interests of the Company’s executives with those of shareholders, the Company requires its NEOs to hold specified amounts of Arrow equity. The NEOs are required to hold Arrow equity valued at a multiple of three times their base salaries, except the CEO, who must hold five times his base salary. If the ownership requirement has not been met by the fifth anniversary of the date the NEO became subject to the ownership requirement multiple, then 100% of net shares acquired annually are to be retained until requirements are met. All NEOs currently meet the stock ownership requirements.

Anti-Hedging Policy

The Company’s anti-hedging policy provides that directors, executive officers, and certain other employees may not directly or indirectly engage in transactions that would have the effect of reducing the economic risk of holding the Company’s securities. The Company’s policy prohibits them from engaging in short-term trading, buying or selling put or call options, short sales, or entering into hedging transactions, on the open market with respect to their ownership of Company securities. The policy also prohibits the pledging of company securities or the holding of Company securities in margin accounts since securities held in a margin account may be sold by the broker without the customer's consent if the customer fails to meet a margin call and any such margin sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities. The policy is reviewed annually and, if needed, updated by the Compensation Committee. The Company’s Chief Legal Officer, in certain limited circumstances, may approve in advance specific transactions which would otherwise be prohibited by the policy. To date, no such exception has arisen or been granted. A copy of the policy is available under “Governance Documents” at the “Leadership & Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com.

Severance Policy and Change of Control Agreements

The Company has a policy for severance (“Severance Policy”) and a change in control agreement (“Change in Control Retention Agreement”) for its executives. The Severance Policy and Change in Control Retention Agreements are described in detail in the section entitled “Agreements and Potential Payments upon Termination or Change in Control.”

Retirement Programs and Other Benefits

In keeping with its total compensation philosophy and in light of the need to provide a total compensation and benefit package that is competitive within the industry, the Compensation Committee believes that the retirement and other benefit programs discussed below are critical elements of the compensation package made available to the Company’s NEOs.

Qualified Plans

The NEOs participate in the 401(k) Plan, which is available to all of Arrow’s U.S. employees. Company contributions to the 401(k) Plan on behalf of the NEOs are included under the heading “All Other Compensation” in the Summary Compensation Table and specified under the heading “401(k) Company Contribution” on the All Other Compensation — Detail Table.

Supplemental Executive Retirement Plan

The Company maintains the SERP, a non-qualified, unfunded retirement plan in which, as of December 31, 2019, all then-current NEOs participated, the details of which are discussed in the heading “Supplemental

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PROXY STATEMENT

Executive Retirement Plan” section. The Company has placed approximately $94 million in various investments in a trust to cover the ongoing costs of SERP payouts for both current and former executives.

Management Insurance Program

All of the NEOs participate in Arrow’s Management Insurance Program. In the event of the death of an executive, the Company provides a death benefit (after tax) to the executive’s named beneficiary equal to four times the executive’s annual target cash compensation. The benefit generally ends upon separation from service, but is extended until the first day of the seventh month following separation from service in the event the participating executive’s actual commencement of benefit payments under the SERP are delayed pursuant to Section 409A of the Internal Revenue Code.

Tax and Accounting Considerations

A variety of tax and accounting considerations influence the Compensation Committee’s development and implementation of the Company’s compensation and benefit plans. Among them is Section 162(m) of the Internal Revenue Code, which historically limited to $1 million the amount of non-performance-based compensation that Arrow may have deducted on its U.S. income tax returns for its CEO and NEOs other than the CFO.

As part of the Tax Cuts and Jobs Act (“TCJA”) signed into law on December 22, 2017, this exemption from Section 162(m) limitation for performance-based compensation was repealed, effective for taxable years beginning after December 31, 2017, such that any compensation paid to the Company’s CEO, CFO and three other highest-paid NEOs (“covered employees”) in excess of $1 million will now be nondeductible, subject to transition rules. Additionally, under the TCJA’s revised Section 162(m) rules, once the individual becomes a covered employee for any taxable year, that individual will remain a covered employee for all future years, thereby increasing the number of employees subject to the executive compensation limitation rules under Section 162(m) of the Internal Revenue Code.

As required, performance goals are subject to a shareholder advisory vote as part of Proposal 3 above.

>    PSUs awarded to the NEOs were subject to performance criteria requiring that the Company achieve an annual net income, as adjusted, greater than zero, in which case an award of up to 185% may be approved by the Compensation Committee. The Compensation Committee may then exercise negative discretion to reduce the amount of the award. In so doing, the Compensation Committee considers the Company’s three-year EPS growth as compared to the EPS growth of Arrow’s Peer Group and Arrow’s three-year ROIC in excess of its three-year WACC determined pursuant to the methodology described above

>    RSUs awarded to the NEOs were subject to performance criteria requiring that the Company achieve an annual net income, as adjusted, greater than zero (in the grant year) or the award would be canceled.

>    Stock options awarded to the NEOs were granted with an exercise price equal to the closing market price of the Company’s common stock on the grant date, such that all value realized by the NEOs upon exercise would be based on share appreciation following the date of grant.

Even though the TCJA eliminated the exception for performance-based compensation, among other things, the Compensation Committee’s policy, in general, is still to maximize the tax deductibility of compensation paid to executive officers under the Internal Revenue Code. The Compensation Committee recognizes, however, that in order to effectively support corporate goals, not all amounts may qualify for deductibility. Therefore, the Compensation Committee will continue to consider all applicable facts and circumstances in exercising its business judgment with respect to appropriate compensation plan design.

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As discussed below in the section entitled “Agreements and Potential Payments upon Termination or Change in Control,” the Company’s relevant agreements and policies contain provisions as appropriate in order to avoid penalties to executives under Section 409A of the Internal Revenue Code. The Company provides no tax gross-ups in connection with Sections 280G and 4999 of the Internal Revenue Code in the event of a change in control of the Company.

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PROXY STATEMENT

COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning the compensation of the NEOs.

							Change in
							Pension
					Stock	Non-Equity	Value &
				Stock	Option	Incentive	NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Michael J. Long	2019	1,320,000	—	4,499,977	1,500,038	2,464,500	1,872,494	14,833	11,671,842
Chairman, President, and Chief Executive Officer	2018	1,200,000	—	10,500,008	1,499,971	2,120,940	—	19,013	15,339,932
	2017	1,150,000	—	4,499,994	1,499,995	1,997,500	1,827,312	19,750	10,994,551
Christopher D. Stansbury	2019	700,000	—	1,200,026	399,977	542,500	734,378	11,259	3,588,140
Senior Vice President, Chief Financial Officer	2018	600,000	—	2,387,473	312,492	706,980	360,480	489,087	4,856,512
	2017	550,000	—	749,974	250,022	646,250	275,647	22,723	2,494,616
Sean J. Kerins	2019	650,000	—	1,124,974	375,032	503,750	910,267	11,343	3,575,366
President, Global Enterprise Computing Solutions	2018	550,000	—	974,959	325,027	589,150	341,430	17,356	2,797,922
	2017	550,000	—	862,537	287,472	587,500	483,745	14,246	2,785,500
Andrew D. King	2019	650,000	—	1,124,974	375,032	253,750	750,618	12,483	3,166,857
President, Global Components	2018	525,000	—	937,508	312,492	559,693	372,641	15,398	2,722,732
	2017	525,000	—	825,016	274,989	558,125	322,173	15,037	2,520,340
Lily Y. Hughes	2019	237,500	—	2,000,067	—	164,688	—	234,741	2,636,996
Senior Vice President, Chief Legal Officer, and Corporate Secretary

(1)

Amounts shown under the heading “Stock Awards” reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For stock awards that are subject to performance conditions, such awards are computed based upon the probable outcome of the performance conditions as of the grant date. Assuming the maximum performance is achieved for stock awards that are subject to performance conditions, amounts shown under this heading for Messrs. Long,  Stansbury, Kerins, King, and Ms. Hughes would be $7,049,964, $1,879,995, $1,762,505, $1,762,505, and $2,250,840, respectively, for 2019; for Messrs. Long, Stansbury, Kerins, and King would be $13,050,029, $2,918,751, $1,527,482, and $1,486,786, respectively, for 2018; for Messrs. Long, Stansbury, Kerins, and King, would be $7,049,971,  $1,175,001, $1,351,287, and $1,292,546, respectively, for 2017.  For 2019, Ms. Hughes’ stock awards include a one-time grant of RSUs valued at $2,000,067 (27,771 RSUs) that will vest equally over two years from the grant date and are forfeited if the executive retires or resigns prior to each vest date. In 2018, Messrs. Long and Stansbury received one-time special grants. Mr. Long’s RSU award valued at $6,000,000 (73,215 RSUs) will vest equally over five years and forfeits if the executive retires or resigns prior to each vesting date. Mr. Stansbury’s RSU award valued at $1,450,000 (17,767 RSUs) will vest equally over four years and forfeits if the executive retires or resigns prior to each vesting date.    Additional information on methodologies made when calculating the grant date fair value of our stock awards is found in Note 13 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

Amounts shown under the heading “Stock Option Awards” reflect the grant date fair values for stock option awards calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 13 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	The amounts shown under “Non-Equity Incentive Compensation” are the actual amounts paid for both the financial and strategic goals related to the NEO’s MICP awards.

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PROXY STATEMENT

(4)

The amounts shown under the heading “Change in Pension Value & NQDC Earnings” reflect the year-to-year change in the present value of each NEO’s accumulated pension plan benefit as discussed under the heading “Supplemental Executive Retirement Plan.”

(5)	See the All Other Compensation — Detail Table below.

ALL OTHER COMPENSATION — DETAIL

This table sets forth the individual elements comprising each NEO’s 2019 “All Other Compensation” from the Summary Compensation Table above.

	Other	401(k) Company	Total
Name	($)(1)	Contribution ($)	($)
Michael J. Long	3,633	11,200	14,833
Christopher D. Stansbury	59	11,200	11,259
Sean J. Kerins	143	11,200	11,343
Andrew D. King	1,283	11,200	12,483
Lily Y. Hughes (1)	233,356	1,385	234,741

(1)	For Ms. Hughes, “Other” includes $233,337 for relocation assistance and $19 for LTD imputed income.

Certain NEOs have been accompanied by family members during business travel on aircraft (of which the Company owns fractional shares) at no incremental cost to the Company.

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2020 ANNUAL
PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding the annual cash incentives, PSUs, RSUs, and stock options awarded in 2019.

Grants of Plan-Based Awards
								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair Value
		Estimated Possible Payouts Under			Estimated Future Payouts			Number	Number of	or Base	of Stock
		Non-Equity Incentive Plan			Under Equity Incentive Plan			of Shares	Securities	Price of	and
		Awards (1)			Awards (2)			of Stock	Underlying	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)(5)
Michael J. Long	2019	795,000	3,180,000	6,360,000	—	—	—	—	—	—	—
	2/19/2019	—	—	—	5,552	37,014	68,476	—	—	81.05	2,999,985
	2/19/2019	—	—	—	—	—	—	18,507	—	81.05	1,499,992
	2/19/2019	—	—	—	—	—	—	—	66,148	81.05	1,500,038
Christopher D. Stansbury	2019	175,000	700,000	1,400,000	—	—	—	—	—	—	—
	2/19/2019	—	—	—	1,481	9,870	18,260	—	—	81.05	799,964
	2/19/2019	—	—	—	—	—	—	4,936	—	81.05	400,063
	2/19/2019	—	—	—	—	—	—	—	17,638	81.05	399,977
Sean J. Kerins	2019	162,500	650,000	1,300,000	—	—	—	—	—	—	—
	2/19/2019	—	—	—	1,388	9,254	17,120	—	—	81.05	750,037
	2/19/2019	—	—	—	—	—	—	4,626	—	81.05	374,937
	2/19/2019	—	—	—	—	—	—	—	16,538	81.05	375,032
Andrew D. King	2019	162,500	650,000	1,300,000	—	—	—	—	—	—	—
	2/19/2019	—	—	—	1,388	9,254	17,120	—	—	81.05	750,037
	2/19/2019	—	—	—	—	—	—	4,626	—	81.05	374,937
	2/19/2019	—	—	—	—	—	—	—	16,538	81.05	375,032
Lily Y. Hughes	2019	53,125	212,500	425,000	—	—	—	—	—	—	—
	7/1/2019	—	—	—	—	—	—	27,771	—	72.02	2,000,067
(1)

These columns indicate the potential payout for both the financial and strategic goals related to the NEO’s MICP awards. The threshold payment begins at the achievement of 25% of the targeted goal, the target amount at achievement of 100% of the goal, and payment carries forward to a maximum payout of 200% of the target amount. The actual amounts paid to each of the NEOs under this plan for each year are included under the heading “Non-Equity Incentive Compensation” on the Summary Compensation Table.

(2)

These columns indicate the potential number of units which will be earned based upon each of the NEO’s PSU awards granted in 2019. Assuming a payout of greater than zero units, the threshold unit payout begins at 15% of the target number of units up to a maximum payout of 185% of the target number of units. The grant amount is equal to the Target.

(3)	This column reflects the number of RSUs granted in 2019.
(4)	This column and the one that follows reflect the number of stock options granted in 2019 and their exercise price.
(5)

Grant date fair values for restricted stock and performance units reflect the number of shares awarded (at target for the performance units) multiplied by the grant date closing market price of Arrow common stock. Grant date fair values for stock option awards are calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 13 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2019.

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PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Outstanding Equity Table shows: (i) the number of outstanding stock option awards that are vested and unvested as of December 31, 2019; (ii) the exercise price and expiration date of these options; (iii) the aggregate number and value as of December 31, 2019 of all unvested restricted stock or units; and (iv) the aggregate number and value as of December 31, 2019 of all performance shares or units granted under a performance plan whose performance period has not yet been completed.

The values ascribed to the awards in the table below may or may not be realized by their recipients, depending on share prices at the time of vesting or exercise and the achievement of the metrics upon which the performance awards depend. Each amount in this table is based on the closing market price of the Company’s common stock on December 31, 2019, which was $84.74. For each NEO, the fair value of stock awards and stock option awards at the date of grant, based upon the probable outcome of performance conditions, if applicable, is included in the Summary Compensation Table above. For additional information regarding the impact of a change in control of the Company on equity awards, see the section below entitled “Performance Stock Unit, Restricted Stock Unit, and Non-Qualified Stock Option Award Agreements.”

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
								Equity		Equity Incentive
								Incentive		Plan Awards:
							Market	Plan Awards;		Market or
							Value of	Number of		Payout Value
	Number of	Number of				Number of	Shares or	Unearned		of Unearned
	Securities	Securities				Shares or	Units of	Shares, Units		Shares, Units
	Underlying	Underlying				Units of	Stock Held	or Other		or Other
	Unexercised	Unexercised	Option	Option	Stock	Stock Held	That Have	Rights That		Rights That
	Options –	Options –	Exercise	Expiration	Award	That Have	Not Yet	Have Not	Vesting	Have Not Yet
	Exercisable	Unexercisable	Price	Date	Grant	Not Vested	Vested	Yet Vested	Dates	Vested
Name	(#)	(#)	($)(1)	(1)	Date	(#)(2)	($)(2)	(#)(3)	(4)	($)(3)
Michael J. Long	68,734	—	62.13	02/16/2025	—	—	—	—	—	—
	61,380	20,460	56.43	02/22/2026	02/23/2016	6,091	516,151	—	2/23/2020	—
	37,491	37,490	73.86	02/19/2027	02/21/2017	10,154	860,450	—	(a)	—
	16,215	48,643	81.95	02/18/2028	02/20/2018	13,728	1,163,311	—	(b)	—
	—	66,148	81.05	02/16/2029	02/19/2019	18,507	1,568,283	—	(c)	—
	—	—	—	—	02/20/2018	58,572	4,963,391	—	(c)	—
	—	—	—	—	02/21/2017	—	—	40,617	02/21/2020	3,441,885
	—	—	—	—	02/20/2018	—	—	36,608	02/20/2021	3,102,162
	—	—	—	—	02/19/2019	—	—	37,014	02/19/2022	3,136,566
Christopher D. Stansbury	75	—	60.97	09/14/2024	—	—	—	—	—	—
	—	1,302	56.43	02/22/2026	02/23/2016	387	32,794	—	02/23/2020	—
	6,250	6,248	73.86	02/19/2027	02/21/2017	1,692	143,380	—	(a)	—
	3,378	10,134	81.95	02/18/2028	02/20/2018	2,859	242,272	—	(b)	—
	—	17,638	81.05	02/16/2029	02/19/2019	4,936	418,277	—	(c)	—
	—	—	—	—	03/12/2018	13,325	1,129,161	—	(b)	—
	—	—	—	—	05/11/2016	8,234	697,749	—	05/11/2020	—
	—	—	—	—	02/21/2017	—	—	6,770	02/21/2020	573,690
	—	—	—	—	02/20/2018	—	—	7,627	02/20/2021	646,312
	—	—	—	—	02/19/2019	—	—	9,870	02/19/2022	836,384
Sean J. Kerins	5,094	—	38.69	02/24/2021	—	—	—	—	—	—
	8,707	—	40.15	02/19/2022	—	—	—	—	—	—
	8,687	—	41.56	02/17/2023	—	—	—	—	—	—
	7,043	—	56.71	02/17/2024	—	—	—	—	—	—
	11,783	—	62.13	02/16/2025	—	—	—	—	—	—
	11,160	3,720	56.43	02/22/2026	02/23/2016	1,107	93,807	—	02/23/2020	—
	7,186	7,184	73.86	02/19/2027	02/21/2017	1,946	164,904	—	(a)	—
	3,514	10,540	81.95	02/18/2028	02/20/2018	2,973	251,932	—	(b)	—
	—	16,538	81.05	02/16/2029	02/19/2019	4,626	392,007	—	(c)	—
	—	—	—	—	02/21/2017	—	—	7,785	02/21/2020	659,701
	—	—	—	—	02/20/2018	—	—	7,932	02/20/2021	672,158
	—	—	—	—	02/19/2019	—	—	9,254	02/19/2022	784,184
Andrew D. King	11,160	3,720	56.43	02/22/2026	02/23/2016	1,107	93,807	—	02/23/2020	—
	6,874	6,872	73.86	02/19/2027	02/21/2017	1,861	157,701	—	(a)	—
	3,378	10,134	81.95	02/18/2028	02/20/2018	2,859	242,272	—	(b)	—
	—	16,538	81.05	02/16/2029	02/19/2019	4,626	392,007	—	(c)	—
	—	—	—	—	02/23/2016	8,860	750,796	—	02/23/2020	—
	—	—	—	—	02/21/2017	—	—	7,447	02/21/2020	631,059
	—	—	—	—	02/20/2018	—	—	7,627	02/20/2021	646,312
	—	—	—	—	02/19/2019	—	—	9,254	02/19/2022	784,184
Lily Y. Hughes	—	—	—	—	07/01/2019	27,771	2,353,315	—	(d)	—

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PROXY STATEMENT

(1)

These columns reflect the exercise price and expiration date, respectively, for all of the stock options under each award. Each option was granted ten years prior to its expiration date. All of the awards were issued under the Company's LTIP. All of the awards vest in four equal amounts on the first, second, third, and fourth anniversaries of the grant date and have an exercise price equal to the closing market price of the Company's common stock on the grant date.

(2)

These columns reflect the number of unvested restricted shares or units held by each NEO under each award of restricted shares or units and the dollar value of those shares or units based on the closing market price of the Company’s common stock on December 31, 2019.

(3)

These columns show the number of shares or units of Arrow common stock each NEO would receive under each grant of performance shares or units, assuming that the financial targets associated with each award are achieved at 100%, and the dollar value of those shares or units based on the closing market price of the Company’s common stock on December 31, 2019.

(4)

With regard to the Stock Awards, the following describes the vesting dates: (i) those awards designated by “(a)” vest in two equal installments on the third and fourth anniversaries of the grant date; (ii) those awards designated by “(b)” vest in three equal installments on the second, third, and fourth anniversaries of the grant date; (iii) those awards designated by “(c)” vest in four equal installments on the first, second, third, and fourth anniversaries of the grant date,  and (iv) those awards designated by “(d)” vest in two equal installments on the first and second anniversaries of the grant date.

STOCK VESTED AND OPTIONS EXERCISED IN 2019

The following table provides information concerning the value realized by each NEO upon the vesting of restricted and performance units and the exercise of stock options during 2019.

The value realized on the vesting of restricted and performance units is based on the number of shares vesting and the closing market price of the Company’s common stock on the vesting date. The value realized on the exercise of stock options shown below is based on the difference between the exercise price per share paid by the executive and the closing market price of the Company’s common stock on the exercise date.

Stock Vested and Options Exercised
		Stock Awards		Option Awards
		Number of		Number of
		Shares Acquired	Value Realized	Shares Acquired	Value Realized
		on Vesting	on Vesting	on Exercise	on Exercise
Name	Award Type	(#)	($)	(#)	($)
Michael J. Long	2016 PSUs — 3 Yr	77,973	6,375,852	—	—
	RSUs	35,668	2,918,773	—	—
	Stock Options	—	—	61,238	1,533,391
Christopher D. Stansbury	2016 PSUs — 3 Yr	4,962	405,743	—	—
	RSUs	6,981	553,939	—	—
	Stock Options	—	—	34,450	283,338
Sean J. Kerins	2016 PSUs — 3 Yr	14,178	1,159,335	—	—
	RSUs	3,977	325,081	—	—
	Stock Options	—	—	—	—
Andrew D. King	2016 PSUs — 3 Yr	14,178	1,159,335	—	—
	RSUs	3,545	289,952	—	—
	Stock Options	—	—	21,341	431,077
Lily Y. Hughes	2016 PSUs — 3 Yr	—	—	—	—
	RSUs	—	—	—	—
	Stock Options	—	—	—	—

53

2020 ANNUAL
PROXY STATEMENT

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Arrow maintains a non-qualified Supplemental Executive Retirement Plan under which the Company will pay pension benefits to certain employees upon retirement or as result of certain other termination events. As of December 31, 2019, there were nine current executives participating in the SERP. The Board determines the eligibility of the NEOs who participate. Each of the NEOs participates in the SERP.

The typical gross SERP benefit is calculated by multiplying 2.5% of final average compensation (salary plus targeted incentive compensation) by the participant’s years of credited service (SERP participation) up to a maximum of 18 years. Final average compensation is ordinarily the highest average of any three years during the participant’s final five years of service. Both final average compensation and service are frozen as of normal retirement date (age 60). The gross benefit is reduced by the value of hypothetical defined contribution plan contributions and 50% of Social Security.

The benefit described above is payable at age 60 for participants who remain in service until that time. In addition, participants are eligible for early retirement at age 55 or when combined years of age and service equals at least 72, if later. Benefits are reduced 7% per year that retirement precedes age 60. Except as provided below, no benefits are payable for termination prior to retirement eligibility. The normal form of benefits provided is a single life annuity with 60 monthly payments guaranteed. Other annuity payment forms are also available.

The years of credited service for each of the NEOs and the present value of their respective accumulated benefits as of December 31, 2019 are set out on the following table. None of the NEOs received any payments under the SERP in or with respect to 2019.  As of December 31, 2019, Mr. Long was the only NEO eligible for retirement. The present value calculation assumes each recipient remains employed until normal retirement age (generally at age 60) or December 31, 2019 for those beyond normal retirement age.  The remainder of the assumptions underlying the calculation of the present value of the benefits are discussed in Note 14 to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2019.

Pension Benefits
	Number of Years of	Present Value of	Payments During
	Credited Service	Accumulated Benefit	Last Fiscal Year
Name	(#)	($)	($)
Michael J. Long	18.00	20,643,550	—

Christopher D. Stansbury	3.58	1,370,505	—

Sean J. Kerins	5.58	2,198,004	—

Andrew D. King	4.00	1,498,530	—

Lily Y. Hughes	0.50	—	—

The SERP provides that if a participant’s employment is terminated involuntarily without “cause” or voluntarily for “good reason,” in either case within two years after a “change in control” of the Company, the participant will receive an annual benefit under the SERP upon reaching age 60. The amount of the payment is based on the amount accrued up to the time of the termination. No payments will be made if the participant is not yet age 50 at the time of the “change in control” related termination.

Should a participant become disabled before retiring, his or her accrued SERP benefits will generally commence at age 60, subject to reduction for Company-paid disability benefits received for the same payment period and for termination prior to age 60.

54

2020 ANNUAL
PROXY STATEMENT

Benefits under the SERP may terminate, with no further obligation to the recipient, if the participant becomes involved in any way with an entity which competes with Arrow (except for limited ownership of stock in a publicly-traded company).

The present values of the SERP benefits accrued through year-end by the NEOs in the event of termination, death, disability, or a change in control of the Company are set forth on the Potential Payouts Upon Termination Table.

DEFERRED COMPENSATION PLANS

The Company maintains an Executive Deferred Compensation Plan (“EDCP”) in which deferred income as well as investment gains on the deferred amounts are nontaxable to the executive until distributed. The EDCP was frozen as of December 31, 2019. None of the NEOs participated in the EDCP in 2019.

55

2020 ANNUAL
PROXY STATEMENT

AGREEMENTS AND POTENTIAL PAYOUTS
UPON TERMINATION OR CHANGE IN CONTROL

The Company does not enter into employment agreements with senior management. The Company does, however, have a common Severance Policy and an “Executive Change in Control Retention Agreement” for its executives.

SEVERANCE POLICY

Under the current Severance Policy, upon an involuntary termination of employment of any of the NEOs without “cause,” the Company will pay such NEO a pro rata portion of his or her MICP with respect to the year of termination plus his or her base salary and MICP awards (prorated as applicable) for a period of 18 months (24 months for the CEO) (in each case, “Severance Period”). Salary continuation payments would be made in accordance with the Company’s customary payroll practices. MICP amounts, if any, would be paid on the date they are normally paid to the Company’s then-current executives. Each NEO also would receive continuation of health care benefit coverage at the same level of coverage through the Severance Period or equivalent benefits, as determined in the sole reasonable discretion of the Compensation Committee. The Company will also reimburse the NEO for the cost of outplacement services up to a maximum of $50,000 ($75,000 for the CEO). The Severance Policy imposes an affirmative duty on each NEO to seek substitute employment that is reasonably comparable to such NEO’s employment with the Company in order to mitigate the severance payments and benefits provided under the Severance Policy. The Company can offset certain of those sums earned elsewhere. The Severance Policy is subject to change at the discretion of the Compensation Committee.

As a condition to receiving these benefits, the Severance Policy requires the NEO to execute a general release of claims and a restrictive covenants agreement in favor of the Company. Under the restrictive covenants agreement, the NEO must agree to covenants providing for the confidentiality of the Company’s information, non-competition and non-solicitation of the Company’s employees and customers for a period equal to the relevant Severance Period.

In the case of termination of the NEO’s employment without “cause,” his or her outstanding equity-based awards would continue to vest through the duration of the Severance Period. Equity-based awards that do not vest prior to the end of the Severance Period would be forfeited. Vested stock options would remain exercisable until the earlier of the expiration of the Severance Period or the expiration date as provided in the applicable award agreement.

Unvested equity-based awards held by NEOs vest in the event of death or disability. Vested stock options would remain exercisable until the expiration date of such stock option, as provided in the applicable award agreement. Also, any shares to which an NEO is entitled by reason of a vested PSU would be delivered within thirty days following the date of his or her death or disability.

56

2020 ANNUAL
PROXY STATEMENT

PARTICIPATION AGREEMENTS

Each NEO who consented to the early termination of his or her employment and change of control agreements in 2013 was eligible to enter into a Participation Agreement with the Company (“Participation Agreement”). Under the Participation Agreement, the Company: (i) is prohibited from modifying or amending certain terms of the Severance Policy as they relate to that NEO and (ii) will provide severance benefits upon termination for “good reason” at a benefit level equal to that provided under the Severance Policy upon an involuntary termination of employment without “cause” of such NEO. “Good reason” terminations include the executive terminating as a result of the Company reducing the executive’s base salary or incentive target; any adverse change in the executive’s position; and any material diminution in the executive’s duties, responsibilities, or authority. Mr. Long was the only current NEO eligible to enter into  a Participation Agreement and he did so. The Company does not expect to enter into any such Participation Agreements in the future.

CHANGE IN CONTROL RETENTION AGREEMENTS

Each of the NEOs is a party to a Change in Control Retention Agreement. The purpose of the Change in Control Retention Agreements is to provide the NEOs with certain compensation and benefits in the event of an involuntary termination of employment without “cause” or resignation for “good reason,” in either case within 24 months following a “change in control.” Examples of termination for “cause” include terminations for a felony conviction; willful failure to perform duties; willful misconduct; and willful failure to abide by any lawful policy adopted by the Company. “Good reason” terminations include the executive terminating as a result of the Company reducing the executive’s base salary or incentive target; any adverse change in the executive’s position; and any material diminution in the executive’s duties, responsibilities, or authority. If an NEO receives benefits under his or her Change in Control Retention Agreement, the NEO will not receive severance payments under the Severance Policy or Participation Agreement (if applicable).

Under the Change in Control Retention Agreements, the NEOs are eligible for compensation and benefits if, within two years following a “change in control date,” the NEO’s employment is terminated without “cause” by the Company or for “good reason” by the executive, each as defined in the Change in Control Retention Agreement. In such event, the terminated NEO is entitled to receive a lump sum cash payment in the aggregate of the following amounts: (i) all unpaid base salary, earned vacation, and earned but unpaid benefits and awards through the date of termination; (ii) three times (for the CEO) or two times (for all other NEOs) the sum of (a) the greater of such NEO’s annual base salary in effect immediately prior to the change in control date or the date of termination and (b) the greater of such NEO’s target MICP award in effect immediately prior to the change in control date or the date of termination; (iii) a pro rata MICP payment for the calendar year of termination (determined on the basis of actual performance); and (iv) continuation of coverage under the Company’s health care plan for a period not to exceed 24 months (36 months for the CEO).

The estimated payments that the NEOs would receive under their respective Change in Control Retention Agreements are set forth in the Potential Payouts Upon Termination Table. However, the severance payments to the NEOs pursuant to Change in Control Retention Agreements may be limited in certain circumstances. Specifically, the Change in Control Retention Agreements provide that if an amount payable to an NEO would be treated as an “excess parachute payment,” and would therefore reduce the tax deductibility by the Company and result in an excise tax being imposed on the NEO, then the severance payment will be reduced to a level sufficient to avoid these adverse consequences. However, if the severance payment amount payable to the NEO, taking into account the effect of all of the applicable taxes, including the excise tax imposed, would be greater than the amount payable if the amount were reduced as described above, the NEO will receive this greater amount, without consideration for the impact this payment may have on the Company’s tax deductibility of such payment.

The Change in Control Retention Agreement does not affect the rights and benefits to which NEOs are entitled under any of the Company’s equity compensation plans, which such rights and benefits are governed by the terms and conditions of the relevant plans and award agreements.

57

2020 ANNUAL
PROXY STATEMENT

IMPACT OF SECTION 409A OF THE INTERNAL REVENUE CODE

Each of the Change in Control Retention Agreements between the Company and the NEOs has provisions that ensure compliance with Section 409A of the Internal Revenue Code, by deferring any payment due upon termination of employment for up to six months to the extent required by Section 409A of the Internal Revenue Code and adding an interest component to the amount due for the period of deferral (at the then-current six-month Treasury rate).

POTENTIAL PAYOUTS UPON TERMINATION

The following table sets forth the estimated payments and value of benefits that each of the NEOs would be entitled to receive under his or her Change in Control Retention Agreement and the Severance Policy, including the Participation Agreements, as applicable, in the event of the termination of employment under various scenarios, assuming that the termination occurred on December 31, 2019. The amounts represent the entire value of the estimated liability, even if some or all of that value has been disclosed elsewhere in this Proxy Statement. Actual amounts that the Company may pay out and the assumptions used in arriving at such amounts can only be determined at the time of such executive’s termination or the change in control and could differ materially from the amounts set forth below.

The NEOs are not entitled to receive any payment at, following, or in connection with the termination of his or her employment for cause.

In both the table below and the Share-Based Award Agreement Terms Related to Post-Employment Scenarios Table which follows it:

>    Death refers to the death of the executive;

>    Disability refers to the executive becoming permanently and totally disabled during the term of employment;

>    Termination Without Cause or Resignation for Good Reason means that the executive is asked to leave the Company for some reason other than “cause” (as defined in the Severance Policy) or the executive voluntarily leaves the Company for “good reason” (as defined in the Participation Agreement, if applicable, which generally includes the Company failing to allow the executive to continue in a then-current or an improved position, or where the executive’s reporting relationship is changed so that he or she no longer reports to the CEO, and as further defined in each applicable Participation Agreement);

>    Change in Control Termination means the occurrence of both a change in control of the Company and the termination of the executive’s employment without “cause” or resignation for “good reason” within two years following the change in control; and

>    Retirement means the executive’s voluntary departure at or after retirement age as defined by the Company’s SERP (typically, age 60). Each executive is eligible for early retirement in the event that such executive reaches the age of 55 and the combined years of age and service equals at least 72. Mr. Long was eligible for retirement as of December 31, 2019.

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2020 ANNUAL
PROXY STATEMENT

Potential Payouts Upon Termination
				Termination
				Without "Cause" or	Change in
				Resignation	Control
		Death	Disability	for "Good Reason"	Termination	Retirement
Name	Benefit	($)	($)	($) (1)	($)	($)
Michael J. Long	Severance Payment (2)	—	—	2,640,000	13,500,000	—
	Settlement of MICP Bonus Award	—	—	4,452,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	3,180,000	3,180,000	—
	Settlement of Performance Awards (3)	9,680,613	9,680,613	6,544,047	9,680,613	—
	Settlement of Stock Options	1,366,914	1,366,914	1,199,634	1,366,914	—
	Settlement of Restricted Awards (3)	9,071,586	9,071,586	5,418,021	9,071,586	—
	Management Insurance Benefit	18,000,000	—	—	—	—
	Welfare Benefits Continuation	—	5,264	21,347	32,021	—
	SERP	—	20,313,036	—	20,313,036	20,643,550
	Other	—	—	75,000	—	—
	Total	38,119,113	40,437,413	23,530,049	57,144,170	20,643,550
Christopher D. Stansbury	Severance Payment (2)	—	—	1,050,000	1,923,274	—
	Settlement of MICP Bonus Award	—	—	735,000	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	700,000	700,000	—
	Settlement of Performance Awards (3)	2,056,386	2,056,386	1,220,002	2,056,386	—
	Settlement of Stock Options	198,196	198,196	156,233	198,196	—
	Settlement of Restricted Awards (3)	2,663,632	2,663,632	1,997,407	2,663,632	—
	Management Insurance Benefit	5,600,000	—	—	—	—
	Welfare Benefits Continuation	—	7,713	23,461	31,282	—
	SERP	—	811,816	—	1,345,984	—
	Other	—	—	50,000	—	—
	Total	10,518,214	5,737,743	5,932,103	8,918,754	—
Sean J. Kerins	Severance Payment (2)	—	—	975,000	2,600,000	—
	Settlement of MICP Bonus Award	—	—	682,500	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	650,000	650,000	—
	Settlement of Performance Awards (3)	2,116,043	2,116,043	1,331,859	2,116,043	—
	Settlement of Stock Options	273,907	273,907	233,597	273,907	—
	Settlement of Restricted Awards (3)	902,650	902,650	622,754	902,650	—
	Management Insurance Benefit	5,200,000	—	—	—	—
	Welfare Benefits Continuation	—	2,706	8,231	10,974	—
	SERP	—	1,809,058	—	2,163,305	—
	Other	—	—	50,000	—	—
	Total	8,492,600	5,104,364	4,553,941	8,716,879	—

59

2020 ANNUAL
PROXY STATEMENT

Potential Payouts Upon Termination
				Termination
				Without "Cause" or	Change in
				Resignation	Control
		Death	Disability	for "Good Reason"	Termination	Retirement
Name	Benefit	($)	($)	($) (1)	($)	($)
Andrew D. King	Severance Payment (2)	—	—	975,000	1,599,093	—
	Settlement of MICP Bonus Award	—	—	682,500	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	650,000	650,000	—
	Settlement of Performance Awards (3)	2,061,555	2,061,555	1,277,371	2,061,555	—
	Settlement of Stock Options	269,380	269,380	229,446	269,380	—
	Settlement of Restricted Awards (3)	1,636,584	1,636,584	1,359,908	1,636,584	—
	Management Insurance Benefit	5,200,000	—	—	—	—
	Welfare Benefits Continuation	—	5,264	16,010	21,347	—
	SERP	—	1,089,326	—	1,471,809	—
	Other	—	—	50,000	—	—
	Total	9,167,519	5,062,109	5,240,235	7,709,768	—
Lily Y. Hughes	Severance Payment (2)	—	—	712,500	1,800,000	—
	Settlement of MICP Bonus Award	—	—	446,250	—	—
	Settlement of Pro Rata MICP Bonus Award	—	—	425,000	425,000	—
	Settlement of Performance Awards (3)	—	—	—	—	—
	Settlement of Stock Options	—	—	—	—	—
	Settlement of Restricted Awards (3)	2,353,315	2,353,315	1,176,700	2,353,315	—
	Management Insurance Benefit	3,600,000	—	—	—	—
	Welfare Benefits Continuation	—	5,264	16,010	21,347	—
	SERP	—	—	—	—	—
	Other	—	—	50,000	—	—
	Total	5,953,315	2,358,579	2,826,460	4,599,662	—
(1)

As of December 31, 2019, of the NEOs, only Mr. Long was eligible to receive payments if he resigned for “good reason.” The numbers reflected for Messrs. Stansbury, Kerins and King, and Ms. Hughes only apply in cases of termination without “cause.”

(2)

The Severance Payment amounts under the “Change in Control Termination” column reflect the anticipated payment that the NEOs would receive under their respective Change in Control Retention Agreements.

(3)

The categories “Settlement of Performance Awards” and “Settlement of Restricted Awards” include restricted award grants made to the NEOs that were subject to performance criteria that required the Company achieve a net income, as adjusted, greater than zero or they would be canceled.

60

2020 ANNUAL
PROXY STATEMENT

NARRATIVE EXPLANATION OF THE CALCULATION OF AMOUNTS

Had the death, disability, retirement, or a change in control termination of any of the NEOs occurred, all restricted awards, options, and performance awards would have fully vested. The options would remain exercisable for the remainder of their original term.

During 2019, had a termination by the Company without “cause” or, in the case of Mr. Long, resignation of the executive for “good reason” occurred, performance, restricted, and option awards would have vested immediately.

None of the NEOs would have received severance or MICP payments in the event of death, disability, or retirement. Had a termination of any of the NEOs by the Company without “cause” or, with respect to Mr. Long, resignation by the executive for “good reason” occurred, the executive would have received his or her base salary and MICP award (prorated as applicable) for a period of 24 months (for the CEO) or 18 months (for all other NEOs).

Performance awards and restricted awards are valued at the closing market price on December 31, 2019. In‑the-money stock options are valued based on the difference between the exercise price of the in-the-money options and the closing market price of the Company’s common stock on December 31, 2019.

61

2020 ANNUAL
PROXY STATEMENT

PERFORMANCE STOCK UNIT, RESTRICTED STOCK UNIT, AND NON-QUALIFIED STOCK OPTION AWARD AGREEMENTS

The various share and share-based awards made to the NEOs are evidenced by written agreements each of which contains provisions addressing alternative termination scenarios. The provisions applicable to NEOs are summarized in the following table for grants in 2019.

Share-based Award Agreement Terms Related to Post-Employment Scenarios
Award Type	Voluntary Resignation	Death or Disability	Termination Without Cause or Resignation for Good Reason (1)	Involuntary Termination for Cause	Involuntary Termination Without Cause Within Two Years Following a Change in Control	Retirement at Normal Retirement Age
Performance Awards	Unvested awards are forfeited.	If performance cycle has ended, any remaining unvested awards vest immediately. If performance cycle has not ended, the target number of awards vest immediately.

Awards with vesting dates falling within the Severance Period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation.

				Unvested awards are forfeited.	If performance cycle has ended, any remaining unvested awards vest immediately. If performance cycle has not ended, the target number of awards vest immediately.	Vesting continues on schedule (based on performance during performance cycle), subject to forfeiture in the event of non-compete violation.

Restricted Awards	Unvested awards are forfeited.	Unvested awards vest immediately.

Awards with vesting dates falling within the Severance Period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation.

				Unvested awards are forfeited.	Unvested awards vest immediately.	Vesting continues on schedule, subject to forfeiture in the event of non-compete violation.

Stock Options	Unvested options are forfeited. Vested options remain exercisable for 90 days following termination.	All options vest immediately and remain exercisable until original expiration date (ten years from grant date).

Options with vesting dates falling within the Severance Period (as described in the Severance Policy) will vest, contingent upon satisfaction of performance criteria, if applicable, but subject to forfeiture in the event of non-compete violation. All vested options remain exercisable until the earlier of the expiration of the Severance Period or the applicable stock option award.

				Vested and unvested options are forfeited.	All options vest immediately, entire award exercisable until original expiration date (ten years from grant date).

Unvested options continue to vest on schedule. Options remain exercisable for the lesser of 7 years from grant date or the remaining term of the option. All options are subject to forfeiture in the event of non-compete violation.

(1)

Of the current NEOs, only Mr. Long is eligible for the rights described if he resigns for “good reason.” The rights described in this column apply to Ms. Hughes and Messrs. Stansbury, King, and Kerins only if terminated without “cause.”

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2020 ANNUAL
PROXY STATEMENT

CEO PAY RATIO

In compliance with the pay ratio disclosure requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following information about the relationship of the annual total compensation paid to the individual identified as its median paid employee and the annual total compensation of the CEO, Mr. Long. The 2019 annual total compensation of the individual identified as the median paid employee, other than the Company’s CEO, was $60,819. Mr. Long’s 2019 annual total compensation was $11,671,842. The ratio of these amounts was 1-to-192.

The following summarizes the methodology, material assumptions, adjustments, and estimates the Company used for calculating the CEO pay ratio:

>    Employee Measurement Date: The Company utilized the entire global population of approximately 19,300 eligible employees on December 31, 2019.

>    Exclusions: The number of US and non-US employees prior to exemption were approximately 5,400 and 13,900, respectively. Employees from the following non-US jurisdictions that collectively constitute 5% or less of the total global workforce were excluded: Malaysia, Morocco, Philippines, Poland, and Ukraine. The total number of employees excluded was approximately 960. Therefore, the total number of US and non-US employees used in the final analysis was 5,400 and 12,940, respectively.

>    Compensation Time Period: The Company measured compensation for the above employees using the 12-month period ending December 31, 2019.

>    Consistently Applied Compensation Measure: Target total cash (base + target bonus) was selected as the consistently applied compensation measure used to identify the median paid employee. Base pay for hourly employees was calculated based on a reasonable estimate of hours worked in 2019, and on salary levels for all remaining employees.

>    Determining the Median Paid Employee: Using this methodology, the Company identified as its median paid employee in 2019 a full-time, hourly employee, with wages and overtime pay for the 12-month period ending December 31, 2019 in the amount of $58,447.

>    Determining Median Paid Employee’s Pay for CEO Ratio: The individual identified as the median paid employee had an annual compensation in the amount of $60,819 for fiscal 2019, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

>    Determining CEO’s Pay for CEO Ratio: With respect to the annual total compensation of the CEO, the Company used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll and employment records and the methodology described above. Because the SEC rules for identifying the median paid employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

63

2020 ANNUAL
PROXY STATEMENT

RELATED PERSON TRANSACTIONS

The Company has a variety of policies and procedures for the identification and review of related person transactions.

Arrow’s Worldwide Code of Business Conduct and Ethics (“Code”) prohibits employees, officers, and directors from entering into transactions that present a conflict of interest absent a specific waiver. A conflict of interest arises when an employee’s private interests either conflict or appear to conflict with Arrow’s interests. The Code also requires that any such transaction, which may become known to any employee, officer, or director, be properly reported to the Company. Any conflict of interest disclosed under the Code requires a waiver from senior management. If the conflict of interest involves senior management, a waiver from the Board is required. Any such waiver would be disclosed on the Company’s website.

A “related person transaction,” as defined under SEC rules, generally includes any transaction, arrangement, or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is, or will be a participant and in which a “related person” has a material direct or indirect interest. “Related persons” mean directors and executive officers and their immediate family members, director nominees, and shareholders owning more than five percent of the Company’s outstanding stock. “Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing a household with any such director, nominee, executive officer, or five percent shareholder. As part of the process related to the financial close of each quarter, the Company distributes a disclosure checklist to management of each operating unit and financial function around the world, which seeks to ensure complete and accurate financial disclosure. One part of the checklist seeks to identify any related person transactions. Any previously undisclosed transaction is initially reviewed by: (i) the Company’s disclosure committee to determine whether the transaction should be disclosed in the Company’s SEC filings; and (ii) senior management of the Company, including the Chief Legal Officer and the Chief Financial Officer, for consideration of the appropriateness of the transaction. If such transaction involves members of senior management, it is elevated to the Board for review.

Transactions involving members of senior management or a director require the review and approval of the Board. Further, the Audit Committee reviews and approves all related person transactions required to be disclosed pursuant to SEC Regulation S‑K. In the course of its review of related person transactions, the senior management of the Company or the independent directors of the Board will consider all of the relevant facts and circumstances that are available to them, including but not limited to: (i) the benefits to the Company; (ii) in a transaction involving a director, the impact on the director’s independence; (iii) the availability of comparable products or services; (iv) the terms of the transaction; and (v) whether the transaction is proposed to be on terms more favorable to the Company than terms that could have been reached with an unrelated third party. The manager or director involved in the transaction will not participate in the review or approval of such transaction.

The Company’s Law Department, together with the Corporate Controller’s Department, is responsible for monitoring compliance with these policies and procedures.

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2020 ANNUAL
PROXY STATEMENT

AVAILABILITY OF MORE INFORMATION

Arrow’s corporate governance guidelines, the Corporate Governance Committee charter, the Audit Committee charter, the Compensation Committee charter, the Code, and the Finance Code of Ethics can be found under “Governance Documents” at the “Leadership & Governance” sub-link of the Investor Relations drop-down menu on investor.arrow.com. Hard copies are available in print to any shareholder who requests them. The Company’s transfer agent and registrar is Equiniti Trust Company, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

Shareholders and other interested parties who wish to communicate with the members of the Board may do so by submitting such communication to Arrow’s Corporate Secretary, Lily Y. Hughes, at Arrow Electronics, Inc., 9201 East Dry Creek Road, Centennial, Colorado 80112. Arrow’s Secretary will present any such communication to the directors.

65

2020 ANNUAL
PROXY STATEMENT

MULTIPLE SHAREHOLDERS
WITH THE SAME ADDRESS

The Company will deliver promptly upon request a separate copy of the Notice and/or the Proxy Statement and Annual Report to any shareholder at a shared address to which a single copy of these materials was delivered. To receive a separate copy of these materials, you may contact the Company’s Investor Relations Department either by mail at 9201 East Dry Creek Road, Centennial, Colorado 80112, by telephone at 303-824-4544, or by email at investor@arrow.com.

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company is delivering only one copy of the Notice and/or the Proxy Statement and Annual Report to multiple shareholders who share the same address and have the same last name, unless the Company received instructions to the contrary from an affected shareholder. This procedure reduces printing costs, mailing costs, and fees.

If you are a holder of the Company’s common stock as of the Record Date and would like to revoke your householding consent and receive a separate copy of the Notice and/or the Proxy Statement and the Annual Report in the future, please contact Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any shareholders of record sharing the same address and currently receiving multiple copies of the Notice, the Annual Report, and the Proxy Statement, who wish to receive only one copy of these materials per household in the future, may contact the Company’s Investor Relations Department at the address, telephone number, or e-mail listed above to participate in the householding program.

Several brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

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2020 ANNUAL
PROXY STATEMENT

SUBMISSION OF SHAREHOLDER PROPOSALS

If a shareholder intends to present a proposal at Arrow’s Annual Meeting to be held in 2021 and seeks to have the proposal included in Arrow’s Proxy Statement relating to that Annual Meeting, pursuant to Rule 14a‑8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by Arrow no later than the close of business on November 30, 2020.

Arrow’s bylaws govern the submission of nominations for director and other business proposals that a shareholder wishes to have considered at Arrow’s Annual Meeting to be held in 2021 which are not included in the Company’s Proxy Statement for that Annual Meeting. Under the bylaws, subject to certain exceptions, nominations for director or other business proposals to be addressed at the Company’s next Annual Meeting may be made by a shareholder entitled to vote who has delivered a notice to the Corporate Secretary of Arrow no later than the close of business on March 12, 2021 and not earlier than February 12, 2021. The notice must contain the information required by the bylaws. These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.

By Order of the Board of Directors,

Lily Y. Hughes Senior Vice President Chief Legal Officer and Corporate Secretary

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VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 12, 2020. For those who hold shares under Arrow's 401(k) plan, voting ends at 11:59 p.m. Eastern time on May 10, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ARROW ELECTRONICS, INC. 9201 EAST DRY CREEK ROAD CENTENNIAL, COLORADO 80112 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 12, 2020. For those who hold shares under Arrow's 401(k) plan, voting ends at 11:59 p.m. Eastern time on May 10, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE IN PERSON You can cast your vote in person at the annual meeting. At the meeting, you will need to request a ballot to vote these shares. We are planning for the possibility that the Annual Meeting may allow participation by means of remote communication. If we take this step, we will publicly announce our determination in a press release available at investor.arrow.com/news as soon as practicable before the meeting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E98385-P33897 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARROW ELECTRONICS, INC. The board of directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! 1. Election of Directors Nominees: 01) Barry W. Perry 02) William F. Austen 03) Steven H. Gunby 04) Gail E. Hamilton 05) Richard S. Hill 06) M.F. (Fran) Keeth 07) Andrew C. Kerin 08) Laurel J. Krzeminski 09) Michael J. Long 10) Stephen C. Patrick For Against Abstain The board of directors recommends you vote FOR the following proposals: ! ! ! ! ! ! 2. To ratify the appointment of Ernst & Young LLP as Arrow's independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. To approve, by non-binding vote, named executive officer compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. ! If acting as attorney, executor, trustee or in other representative capacity, please sign name and title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Internet or telephone voting for those who hold shares under Arrow's 401(k) plan is available through 11:59 p.m. Eastern time on Sunday, May 10, 2020. For all other shareholders, internet or telephone voting is available through 11:59 p.m. Eastern time on Tuesday, May 12, 2020. Your telephone or internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote by internet or telephone, you do NOT need to mail your proxy card. You can also view Arrow's annual report and proxy statement on the internet at: www.arrow.com/annualreport2019 and at www.proxyvote.com. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The proxy statement and annual report are available at www.proxyvote.com. E98386-P33897 ARROW ELECTRONICS, INC. PROXY for Annual Meeting of Shareholders, May 13, 2020 This proxy is solicited by the board of directors. The undersigned hereby appoints Michael J. Long, Lily Hughes, and Christopher Stansbury, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, May 13, 2020, at 8:00 a.m. Mountain time, at The Hilton Denver Inverness, 200 Inverness Drive West, Englewood, Colorado 80112, or any adjournments thereof, as set forth on the reverse hereof. This proxy is being solicited by the board of directors and will be voted as specified. If not otherwise specified, it will be voted for the directors and the proposals, and otherwise in accordance with management's discretion. (If you noted any address changes/comments above, please mark the corresponding box on the reverse side.) Please Return this Proxy Promptly in the Enclosed Envelope Address Changes/Comments: